Exhibit 10.2

UR-Nr. S 851/2012
File-No. S 851/2012

RESTRUKTURIERUNGSVERTRAG
(REORGANIZATION AGREEMENT)

Heute, am 1. August 2012 sind vor mir

Today the August 01, 2012 appeared before me,

Frank Scherzer
Notar mit Amtssitz in Torgau erschienen:

Frank Scherzer
notary public with the official residence in Torgau (Germany)

1)  Herr Thomas Gerlach
geboren am 23.1.1969, wohnhaft in 04860  Welsau, Klara-Zetkin-Siedlung 16, ausgewie- sen durch Personalausweis, handelnd im eige- nen Namen
– zusammen „Gesellschafter“ –

1)   Mr Thomas Gerlach
born on January 23, 1969 residing in Germany at 04860 Welsau, Klara-Zetkin-Siedlung 16, as identified by means of a personal identity card, here acting on his own behalf

– collectively “SHAREHOLDERS” –

2)  Herr Thomas Gerlach auch handelnd aufgrund privatschriftlicher Vollmacht (unter Befreiung von den Beschränkungen des § 181 BGB) für
Herr Matthias Tanzer geboren am 4.1.1974, wohnhaft in 04860 Süptitz, Denkmalsweg 25a, ausgewiesen durch Personalausweis, handelnd im eigenen Namen

2)  Mr Thomas Gerlach also acting by virtue of power of attorney (with the exemption from the restrictions against self-dealing imposed by Sec- tion 181 of the German Civil Code) for Mr Matthias Tanzerborn on January 4, 1974 residing in Germany at 04860 Süptitz, Denkmalsweg 25a, as identified by means of a personal identity card, here acting on his own behalf

3)  Herr Thomas Gerlach auch handelnd als allein- vertretungsberechtigter und von den Beschrän- kungen des § 181 BGB befreiter Geschäftsfüh- rer von Energiepark Süptitz GmbH eingetragen im Handels¬register des Amtsge- richts Leipzig unter HRB 24213, mit Sitz in Süptitz und einem Stammkapital in Höhe von € 50.700.

– „ENERGIEPARK“ oder „Gesellschaft“ –

3)   Mr Thomas Gerlach also acting as Ges- chäftsführer (managing director) exempted from the restrictions against self-dealing imposed by Section 181 of the German Civil Code on behalf of Energiepark Süptitz GmbH (“ENERGIEPARK”) registered with the Local Court of Leipzig – Commercial Register – un- der HRB 24213 with registered office in Süptitz and a registered total equity capital of € 50.700.

(“ENERGIEPARK” or “Company”)

4)   Frau Odette Gerlach
geboren am 8.9.1969, wohnhaft in 04860 Süptitz, Gartenstraße 7

4)  Ms Odette Gerlach
born on September 8, 1969 residing in Germany at 04860 Süptitz, Gartenstraße 7

5)  Herr Matthias Seeboth
geboren am 07.09.1974, wohnhaft in Behring-straße 30A, 01159 Dresden, ausgewiesen durch Reispass, handelnd nicht im eigenen Namen sondern aufgrund privatschriftlicher Vollmacht für

5)  Mr Matthias Seeboth
born on September 7, 1974 residing at Behring- straße 30A, 01159 Dresden, as identified by means of a passport, here not acting on his own behalf but acting by virtue of power of attorney (with the exemption from the restrictions against self-dealing imposed by Section 181 of the German Civil Code) on behalf of

Tanzer, Gerlachs,  Energiepark  ./. EVGI                                                                       Restrukturierungsvertrag

Eco Ventures Group, Inc.
eine börsennotierte, haftungsbeschränkte Ge-sellschaft, gegründet nach dem Recht des Staa- tes Florida, Vereinigte Staaten von Amerika, mit Sitz in 7432 East State Road 50, Suite 101, Groveland, FL 34736
– „EVGI“ –

Eco Ventures Group, Inc.
a limited liability and publicly listed company organized and existing under the laws of the State of Florida, United States of America, lo- cated at 7432 East State Road 50, Suite 101, Groveland, FL 34736  (“EVGI”)

Die Gesellschafter, der ENERGIEPARK, Frau Ger- lach und EVGI zusammen nachfolgend auch die Par- teien.

Hingewiesen auf § 3 Abs. 1 Nr. 7 BeurkG erklären die Erschienenen, dass der Notar außerhalb seiner Amtstä- tigkeit nicht vorbefasst war. Auf Ansuchen der Er- schienenen beurkunde ich ihre Erklärungen wie folgt:

SHAREHOLDERS, ENERGIEPARK, Ms Gerlach and EVGI collectively referred to herein as Parties.

The notary public asked about a prior involvement (Vorbefassung) in the meaning of ss. 3 subsection 1 Nr. 7 BeurkG (Law of Notarisation). Such an involvement was denied by the appearing persons on behalf of the parties they represent. Upon demand of the individuals appearing I record their declarations as follows:

RESTRUKTURIERUNGSVERTRAG
(REORGANIZATION AGREEMENT)

Vorbemerkung (recitals)

Aufgrund Einsichtnahme in das elektronische Handelsregister bescheinige ich:

WHEREAS, upon inspection of the electronic Commercial Register I certify so far as the Commer- cial Register shows:

Die Energiepark Süptitz GmbH ist im Handels- register des Amtsgerichts Leipzig unter HRB 24213, mit Sitz in Süptitz und einem Stammkapital in Höhe von € 50.700 eingetragen.

The Energiepark Süptitz GmbH is registered with the Local Court of Leipzig – Commercial Regis- ter – under HRB 24213 with the registered office in Süptitz and has a registered total equity capital of € 50.700.

Die Gesellschafter sind laut der im Handelsre- gister aufgenommenen Gesellschafterliste vom 15. Februar 2011 am Stammkapital der Gesellschaft wie folgt beteiligt:

WHEREAS, as proofed by the Shareholders’ list (Gesellschafterliste), dated on February 15th, 2011

SHAREHOLDERS currently own shares of the Com- pany Equity hereinafter set forth:

Herr Thomas Gerlach hält:

-         Geschäftsanteil Nr. 1
im Nennbetrag von                                          € 25.000;
-         Geschäftsanteil Nr. 2
im Nennbetrag von                                              € 350;

Mr Thomas Gerlach owns:

-         Share Number 1, par value:                              € 25,000;
-         Share Number 2, par value:                                   € 350;

Herr Matthias Tanzer hält:

-         Geschäftsanteil Nr. 3

Mr Matthias Tanzer owns:

-         Share Number 3
im Nennbetrag von                                       € 25.350.

par value:                                                        € 25,350.

Herr Thomas Gerlach und Herr Matthias Tan- zer sind die einzigen Gesellschafter der Gesellschaft.

Der Notar hat die Gesellschafterliste am Tag der Be- urkundung elektronisch eingesehen; sie wird als An- lage A der Urkunde beigefügt. Ein Widerspruch ist der Gesellschafterliste nicht zugeordnet.

Mr Thomas Gerlach and Mr Matthias Tanzer are the sole shareholders of the Company.  Notary inspected the electronic Commercial Register today. Commercial register excerpt and the Share- holders’ list are attached as Exhibit A. Objection against the incorrectness of the shareholders' list has not been filed with the commercial register.

EVGI konnte die kompletten und korrekten
Kopien der folgenden Unterlagen einsehen:
-         die Gründungsurkunden der Gesellschaft nebst Satzung und Änderungen;
-         die letzten drei geprüften Jahresabschlüsse für die zum 31.12.2008, 31.12.2009 und 31.12.2010 en-denden Geschäftsjahre der Gesellschaft (Prüfungsbe- richte von PWC vom 30.6.2011, 8.7.2001 und 15.7.2011);
-         die Geschäftsbücher (Rechnungslegung, Nie- derschriften über die Gesellschafterversammlung, Gesellschafterliste).

SHAREHOLDERS previously delivered to VGI complete and correct copies of:
-         Company's deeds of incorporation including bylaws and amendments;
-         Company’s financial statements of the last three (3) years ended December 31, 2008, December 31, 2009 and December 31, 2010 (Audit report by PWC as of June 30, 2011; July 8, 2011 and July 15, 2011);
-         Company Records (books of account, minute books, equity ownership record books).

EVGI ist zugelassener Gesellschafter im Sinne von § 12 Abs. g des Securities Exchange Act von 1934. Das Grundkapital von EVGI ist eingeteilt in 750.000.000 Stammaktien mit einem Nennbetrag von $ 0,001 und 100.000.000 Vorzugsaktien mit einem Nennbetrag von $ 0,001. Im Zeitpunkt der Vertragsun- terzeichnung sind davon 2.250.592 Stammaktien und
75.000 Vorzugsaktien gezeichnet worden und im Umlauf (keine eigenen Anteile).

Der Jahresabschluss inklusive der Bilanz von EVGI zum 28.2.2012 ist als Anlage B beigefügt und weist außer Zahlungsmitteln und Eigenkapital kaum Anlage- und Umlaufvermögen auf.

WHEREAS, EVGI is a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The authorized capital stock of EVGI consists of 750,000,000 shares of common stock, par value $ 0.001 per share, and 100,000,000 shares of preferred stock. As of the date of this Agreement, EVGI has 2,250,592 shares of common stock issued and outstanding and 75,000 shares of preferred stock issued and outstanding.

The Financal Resport inclusive the Balance Sheet as of Febr. 28, 2012 is attached as Exhibit B and according to this Balance Sheet EVGI has mar- ginally fixed and current assets except cash and banc balances.

Frau Odette Gerlach betreibt als Einzelunter- nehmen unter der Firma „ESG Energieservice Ger- lach“ ein Blockheizkraftwerk (BHKW) und speist den erzeugten Strom in das Netz der Envia Verteilnetz GmbH (Envia) ein und erhält dafür eine Einspeisever- gütung.

WHEREAS, Ms Odette Gerlach holds or uses a decentral combined heat and power station (CHP) as an individual undertaking with the firm “ESG Ener- gieservice Gerlach” and feeds the generated electricity to the power grid and receives a feed-in-fee from the power grid operator, named Envia Verteilnetz GmbH (Envia).

Herr Matthias Tanzer betreibt als Einzelunter- nehmen unter der Firma „EST Energieservice Tanzer“ ein BHKW und speist den erzeugten Strom in das Netz der Envia Verteilnetz GmbH (Envia) ein und erhält dafür eine Einspeisevergütung.

WHEREAS, Mr Matthias Tanzer holds or uses a CHP as an individual undertaking with the firm “EST Energieservice Tanzer” and feeds the generated electricity to the power grid and receives a feed-in-fee from the power grid operator, named Envia Verteilnetz GmbH (Envia).

Die Gesellschaft betreibt ebenfalls ein BHKW  und speist den erzeugten Strom in das Netz der Envia Verteilnetz GmbH (Envia) ein und erhält dafür eine Einspeisevergütung. Da nach dem Erneuerbare Ener- giengesetz (EEG) die Vergütungssätze für ein großes BHKW geringer sind als für ein kleines, vertritt die Envia die Auffassung, dass die BHKWs von EST, ESG und der Gesellschaft zusammenzufassen seien und hat daher eine geringere Vergütung ausgezahlt. Daher hat die Gesellschaft eine Klage angestrengt. Sofern alle BHKW von einer Person gehalten würden, erhöht sich das Risiko deutlich, dass die drei BHKWs als ein großes BHKW gesehen werden, was zum Scheitern der Klage führen würde.

WHEREAS, The Company holds or uses a CHP too and feeds the generated electricity to the power grid and receives a feed-in-fee from the power grid operator, named Envia Verteilnetz GmbH (En- via). Under the German Renewable Energies Act (EEG) the feed-in tariff for a small-sized CHP is as higher as for a big-sized CHP. Envia considers that the three small-sized CEP of the Company, EST und ESG have to be rated like one big-sized CHP and therefore payed a lower fee. The Company filed an action against Envia to get a higher feed-in tariff. If all CHP were under Control of one Person the risk that the three CHPs are consided as one big CHP is signifi- cantly increased and the filed action may fail due to that reason.

Das Board of Directors (Verwaltungsrat) of EVGI und die Geschäftsführer des ENERGIEPARK haben die Akquisition des ENERGIEPARKS durch EVGI (die „Akquisition“) gemäß der Konditionen dieses Vertrags beschlossen.

WHEREAS, the board of directors of EVGI and the managers of ENERGIEPARK have approved the acquisition of ENERGIEPARK by EVGI (the “Acquisition”) upon the terms, and subject to the conditions, set forth in this Agreement;

Aus Gründen des US-Steuerrechts ist beabsich- tigt, dass diese Akquisition als Reorganisation im Sinne von Section 368 (a) des Internal Revenue Code von 1986, nebst Änderungen und danach erlassenen Rechtsnormen (der „Code“), qualifiziert wird; und

WHEREAS, it is intended that, for federal in- come tax purposes, the Acquisition shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated there under (the “Code”); and

ENERGIEPARK und EVGI wollen im Zu- sammenhang mit diesem Vertrag Nebenabreden, un- wesentliche Vertragsbestimmungen, wesentliche Ver- tragsbestimmungen und Vereinbarungen im Zusam- menhang mit diesem Vertrag treffen.

WHEREAS, ENERGIEPARK and EVGI desire to make certain representations, warranties, cove- nants and agreements in connection with this Agreement.

EVGI will 75% der Mitgliedschaftsrechte am ENERGIEPARK erwerben, wodurch ENERGIE- PARK ein Tochterunternehmen von EVGI wird.

WHEREAS, EVGI desires to acquire 75% of the membership interest of ENERGIEPARK. Upon completion ENERGIEPARK will become a subsidiary of the EVGI;

EVGI soll zudem eine Call-Option haben, die verbleibenden Geschäftsanteile am ENERGIEPARK von den Gesellschaftern für die folgende Gegenleis- tung zu erwerben: den auf den Geschäftsanteil entfal- lenden „Net Value“ von ENERGIEPARK des zum 31.12. endenden Geschäftsjahres von ENERGIEPARK in dem die Option ausgeübt wird.

WHEREAS, EVGI shall have the Call-Option to Purchase the remaining ENERGIEPARK’s Shares from Shareholder for the following consideration: the portion of net value of ENERGIEPARK for the fiscal year ended December 31 in which the option was executed.

Sollte ein Gesellschafter 55 Jahre oder älter sein oder nicht mehr Geschäftsführer bei ENERGIEPARK sein, hat er eine Put-Option zur Veräußerung der verbleibenenden Geschäftsanteile an ENERGIEPARK und des Betriebsvermögens von EST bzw. ESG an EVGI für die folgende Gegenleis- tung: (i) der auf den freiwilligen Geschäftsanteil ent- fallenden „Net Value“ von ENERGIEPARK und (ii) Übernahme oder Freistellung von sämtlichen in Anla-ge C genannten Verbindlichkeiten und Haftungsver- hältnissen sowie Verbindlichkeiten aus EST bzw. ESG.

WHEREAS, when a Shareholder is no longer a Geschäftsführer (director) of ENERGIEPARK or is 55 years old or older he has a Put-Option to Sell the remaining ENERGIEPARK Shares and the assets of EST respectivly ESG for the following, consideration: (i) respective net value of ENERGIEPARKand (ii) Ms Gerlach and the respective Shareholder have been assumed of or (if creditor refused its approval) kept against all sureties, guarantees and other commitments referred to in Exhibit C and all liabilities exclusively or primarily in the conduct of the Business of EST respectivly ESG.

EVGI hat einen Vertrag mit Ryze Capital N.A. LLC („Ryze“) über den Erwerb sämtlicher Verträge mit Dritten, insbesondere derjenigen Verträge, die diese Transaktion betreffen, abgeschlossen.

WHEREAS, EVGI has entered into an agree- ment with Ryze Capital N.A. LLC (“Ryze”) to acquire all of their agreements with any third party. Including, but not limited to, this transaction with ENERGIEPARK.

Definitionen:

Werktage im Sinne dieser Vereinbarung sind die am Sitz von ENERGIEPARK gültigen Werktage.

Der „Net Value“ für 100% der ENERGIEPARK Geschäftsanteile ergibt sich aus dem vierfachen der durch einen unabhängigen Jahresab- schlussprüfer von ENERGIEPARK nach US-GAAP festgestellten Net Earnings von ENERGIEPARK des Geschäftsjahres, in das das betreffende Ereignis fällt.

DEFINITIONS:

Business days means Business days at the reg- istered Office of ENERGIEPARK.

“Net value” for 100% of ENERGIEPARK Shares is hereby defined as four times net earnings of ENERGIEPARK for the fiscal year in which the re- spective event occures, as determined by the inde- pendent auditor of ENERGIEPARK under GAAP standards as defined under United States rules.

Dies vorausgeschickt, vereinbaren die Parteien was folgt:

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, rep- resentations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.  Vor-Closing-Handlungen von EVGI (Pre-Closing Actions of EVGI)

Entweder vor oder unmittelbar mit Wirksamwerden dieser Vereinbarung, spätestens jedoch vor dem hierin vereinbarten Closing-Zeitpunkt, ist EVGI verpflichtet, die folgenden Handlung vorzunehmen:

Either prior to or immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, EVGI shall undertake the following actions:
(a)         Das Board of Directors von EVGI ist verpflichtet, einstimmig die folgenden Beschlüsse zu fassen und der Cutler Law Group (der „Escrow Agent“) anschließend zuzustellen: (i) Zustimmung zu der hierin vereinbarten Transaktion (ii) Bestellung von zwei von den Gesellschaftern benannten Personen zum Board of Directors von EVGI für mindestens die nächsten 5 Jahre, also mindestens bis einschließlich 31.12.2016.

(a)         The Board of Directors of EVGI shall unanimously approve and deliver to Cutler Law Group (the "Escrow Agent") in escrow resolutions with re- spect to (i) approving the Transactions set forth here- in; and (ii) electing two individuals, to be determined from Shareholders to the Board of Directors for a minimum period of 5 years thru December 31th, 2016.

(b)         Soweit erforderlich, bereitet EVGI zum Zeitpunkt des Closing eine Mitteilung gemäß 8-K Formular der Securities and Exchange Commission (the “Commission”) vor, die die Transaktion nach dieser Vereinbarung wiederspiegelt, und reicht diese Mitteilung anschließend bei der Commission ein. Soweit erforderlich, bereitet EVGI zudem eine Liste gemäß 13D-Formular der Commission vor und reicht diese Liste anschließend bei der Commission ein. ENERGIEPARK hat das Recht, jedoch nicht die Pflicht, die betreffenden Dokumente vor der Einreichung zu prüfen.

(b)         EVGI shall prepare and file a Form 8-K which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date (defined below). If required, EVGI shall prepare and file appropriate Schedule 13D filings for the new shareholders of EVGI upon closing. Preparing and filing is the sole obligation of EVGI. ENERGIEPARK shall have the right but not the obligation to review the respective documents prior to the filing.

(c)         EVGI ist verpflichtet, alle erforderlichen Handlungen vorzunehmen, damit sich im Closing- Zeitpunkt ungefähr 38.000.000 Stammaktien (inklusi- ve der Escrow EVGI Shares im Sinne dieses Vertrags) im Umlauf befinden und sich keine Vorzugsaktien mehr im Umlauf befinden.

(c)         EVGI shall take such actions as are re- quired such that at Closing Date there shall be a total of approximately 38,000,000 shares of common stock issued and outstanding (including the escrowed EVGI Shares) and no shares of Preferred Stock issued and outstanding.

(d)         EVGI ist verpflichtet, dem Escrow Agent Stammaktien von EVGI treuhänderisch zu übergeben, deren Gesamtzahl zum Closing-Zeitpunkt in etwa insgesamt 11.400.000 Stammaktien von EVGI entspricht (was in etwa 30% des vollständig verwäs- serten Stammaktienbestandes von EVGI entspricht), zur jeweils hälftigen Übertragung im Closing- Zeitpunkt  auf die ENERGIEPARK Gesellschafter („treuhänderische EVGI Shares“). EVGI überträgt hiermit die treuhänderischen EVGI Shares je zur Hälf- te an die dies annehmenden Gesellschafter aufschie- bend bedingt auf den Zeitpunkt ihrer Übergabe an die Gesellschafter. Den vollständig verwässerten Stamm- aktienbestand von EVGI gehören insbesondere alle gezeichneten und (noch) im Umlauf befindlichen Stammaktien von EVGI (ohne eigene Anteile) an sowie alle, auf die (unabhängig von dessen Fällligkeit, Durchsetzbarkeit und Ausübung) ein Umtausch- oder Bezugsrecht eingeräumt wurde.

(d)         EVGI shall issue and deliver to the Escrow Agent approximately a total of 11,400,000 shares of common stock of EVGI (which at the time of Closing will reflect a total amount of Shares of Common Stock equal to 30% of the (at the time of Closing) fully diluted issued and outstanding common stock of EVGI) for delivery to ENERGIEPARK shareholders and half of those to each (the "Escrowed EVGI Shares").

(e)         EVGI ist verpflichtet, alles in seiner Macht stehende zu tun, insbesondere auch den ENERGIEPARK zu unterstützen, dass die notwendi- gen Dokumente, Mitteilungen und Anträge, insbeson- dere eine 8-K Mitteilung und eine S-1 Registrierung, an die Commission, an staatliche Stellen und Behör-den der Kommunen, der Länder und des Bundes sowie sonstige Dritte geleitet werden, um diese Transaktion wie hierin vorgesehen durchzuführen.

(e)         EVGI shall use its reasonable best ef- forts to cooperate with ENERGIEPARK, to prepare and complete the documents necessary to be filed including, but not limited to, an 8-K and S-1 Registration Statement with the Commission along with local, state and federal authorities and third parties to consummate the transactions contemplated hereby.

2.     Vor-Closing-Handlungen von ENERGIEPARKs Gesellschaftern (Pre-Closing Actions of ENERGIEPARK)

Unmittelbar mit Wirksamwerden dieser Vereinbarung, spätestens jedoch vor dem  hierin vereinbarten Clo- sing-Zeitpunkt, sind ENERGIEPARKs Gesellschafter verpflichtet, die folgenden Handlung vorzunehmen:

Immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, ENERGIEPARK’s Shareholder shall undertake the following actions:

(a)        ENERGIEPARKs Gesellschafter sind verpflichtet, alle notwenigen Beschlüss zur Umset- zung dieser Transaktion zu fassen, insbesondere die Geschäftsführung zu entsprechenden Handlungen zu veranlassen.

(a)        ENERGIEPARK‘s Shareholder shall cause its Managing Directors to execute and deliver resolutions approving the Transactions set forth here- in. ENERGIEPARK‘s Shareholder shall execute and deliver resolutions approving the Transactions set forth herein.

(b)        ENERGIEPARKs Gesellschafter sind verpflichtet, an Cutler Law Group treuhänderisch die an den Notar adressierten, schriftlichen Erklärungenzu übergeben, (i) dass der Closing-Zeitpunkt erreicht wurde („treuhänderische ENERGIEPARK Closing Erklärung“) und (ii) dass der Early-Close-Zeitpunkt erreicht wurde („treuhänderische ENERGIEPARK Early Close Erklärung“), zur Weiterübertragung an den beurkundenden Notar im Closing-Zeitpunkt bzw. früheren Closing-Zeitpunkt entsprechend der nachfol- gend erklärten Geschäftsanteilsabtretungen:

(b)        ENERGIEPARK‘s shareholder shall de- liver to Cutler Law Group as Escrow (the “Escrow Agent”) the following notes written and addressed to the notary public (i) that the Closing came into effect (the "Escrowed ENERGIEPARK Closing Note") and (ii) that the Early Close came into effect (the "Es- crowed ENERGIEPARK Early Close Note"), for delivery to the certiviying notary public at Closing respectively at Early Close Date as set forth hereinaf- ter in the Assignment of Shares of ENERGIEPARK.

Herr Thomas Gerlach teilt hiermit seinen Ge- schäftsanteil Nr. 1 im Nennbetrag von € 25.000 in einen Geschäftsanteil Nr. 1.1 im Nennbetrag von € 13.592, einen Geschäftsanteil Nr. 1.2 im Nennbetrag von € 5.070 und einen Geschäftsanteil Nr. 1.3 im Nennbetrag von € 6.338.

Therefore, Mr Thomas Gerlach divides his Share Number 1, par value € 25.000, into a Share Number 1.1, par value € 13,592, a Share Number 1.2, par value € 5.070 and a Share Number 1.3, par value € 6,338.

(Closing) Herr Thomas Gerlach verkauft seinen Geschäftsanteil Nr. 1.1 im Nennbetrag von € 13.592, seinen Geschäftsanteil Nr. 1.2 im Nennbetrag von €5.070 und seinen Geschäftsanteil Nr. 2 im Nennbetrag von € 350 an den EVGI gegen Kaufpreiszahlung und Ausgabe von Shares am Common Stock des Käufers entsprechend der Regelungen des Abschnitts 6 und der Bonusregelung (Abschnitt 10b). EVGI nimmt das Kaufvertragsangebot an. Herr Thomas Gerlach tritt hiermit seinen Geschäftsanteil Nr. 1.1 im Nennbetrag von € 13.592 und Nr. 1.2 im Nennbetrag von insge- samt € 5.070 und seinen Geschäftsanteil Nr. 2 im Nennbetrag von € 350 an EVGI ab, die die Abtretung annimmt. Sämtliche vorstehenden Abtretungen wer- den mit Zugang einer Erklärung der Gesellschafter beim beurkundenden Notar, dass der Closing- Zeitpunkt erreicht wurde, aufschiebend bedingt wirk- sam. Im Fall eines Early Close erlöschen bezüglich der Geschäftsanteile, die Gegenstand des Early Close sind, die vorstehenden Verpflichtungen und Abtretun-gen im Zeitpunkt der Erfüllung der zum Early-Close geregelten flichtungen.

(Closing) Subject to the terms and upon the conditions of Closing set forth herein, Mr Thomas Gerlach agrees to deliver and herby assign to EVGI his Share Number 1.1, par value € 13,592, his Share Number 1.2, par value € 5.070 and his Share Number 2, par value € 350, in exchange for the deliver as defined in Section 6 and the bonus (Section 10b). All aforesaid assignments come into effect subject to the condition precedent that the Escrowed ENERGIEPARK Closing Note by the Shareholders is receipt by the notary public. In the case of Early Close the afforesaid obligations and Assignments becomes null and void when the obligations set forth in the following section (Early Close) have been fulfilled.

(Early Close) Herr Thomas Gerlach verkauft seinen Geschäftsanteil Nr. 1.1 im Nennbetrag von € 13.592 und seinen Geschäftsanteil Nr. 2 im Nennbe-trag von € 350 an den EVGI gegen Kaufpreiszahlung und Ausgabe von Shares am Common Stock des Käu- fers entsprechend der Regelungen des Abschnitt 9 und der Bonusregelung (Abschnitt 10 b). EVGI nimmt das Kaufvertragsangebot an. Herr Thomas Gerlach tritt hiermit seinen Geschäftsanteil Nr. 1.1 im Nennbetrag von € 13.592 und seinen Geschäftsanteil Nr. 2 im Nennbetrag von € 350 an den EVGI ab, der die Abtre- tung annimmt. Sämtliche vorstehenden Abtretungen werden mit Zugang einer Erklärung der Gesellschafter beim beurkundenden Notar, dass der Early-Close- Zeitpunkt erreicht wurde, aufschiebend bedingt wirk- sam.

(Early Close) Subject to the terms and upon the conditions of Early Close set forth herein, Mr Thomas Gerlach agrees to deliver and herby assign to EVGI his Share Number 1.1, par value € 13,592 and his Share Number 2, par value € 350, in exchange for the delivery as defined in Section 9 and the bonus (Sec- tion 10b). All aforesaid assignments come into effect subject to the condition precedent that as of a the Escrowed ENERGIEPARK Early Close Note by the Shareholders is receipt by the notary public.

Herr Matthias Tanzer teilt hiermit seinen Ge- schäftsanteil Nr. 3 im Nennbetrag von € 25.350 in einen Geschäftsanteil Nr. 3.1 im Nennbetrag von € 13.942, einen Geschäftsanteil Nr. 3.2 im Nennbetrag von € 5.070 und einen Geschäftsanteil Nr. 3.3 im Nennbetrag von € 6.338.

Therefore, Mr Matthias Tanzer divides his share number 3, € 25.350 par value per share, into a Share sharenumber 3.1, par value of € 13,942, a Share sharenumer 3.2, par value € 5.070 and a Share, sharenumber 3.3, par value € 6,338.

(Closing) Herr Matthias Tanzer verkauft seinen Geschäftsanteil Nr. 3.1 im Nennbetrag von € 13.942 und seinen Geschäftsanteil Nr. 3.2 im Nennbetrag von € 5.070 an EVGI gegen Kaufpreiszahlung und Ausga- be von Shares am Common Stock des Käufers ent- sprechend der Regelungen des Abschnitt 6 und der Bonusregelung (Abschnitt 10b). EVGI nimmt das Kaufvertragsangebot an. Herr Matthias Tanzer tritt hiermit seinen Geschäftsanteil Nr. 3.1 im Nennbetrag von € 13.942 und seinen Geschäftsanteil Nr. 3.2 im Nennbetrag von € 5.070 an EVGI ab, die die Abtre- tung annimmt. Sämtliche vorstehenden Abtretungen werden mit Zugang einer Erklärung der Gesellschafter beim beurkundenden Notar, dass der Closing- Zeitpunkt erreicht wurde, aufschiebend bedingt wirk- sam. Im Fall eines Early Close erlöschen bezüglich der Geschäftsanteile, die Gegenstand des Early Close sind, die vorstehenden Verpflichtungen und Abtretun- gen im Zeitpunkt der Erfüllung der zum Early-Close geregelten Verpflichtungen.

(Closing) Subject to the terms and upon the conditions set forth herein, Mr Matthias Tanzer agrees to deliver and hereby assign to EVGI Share Number 3.1, par value € 13,942 and Share sharenumber 3.2, par value € 5.070 in exchange for the delivery as de- fined in the Funding Commitment (Section 6) and the bonus (Section 10b). All aforesaid assignments come into effect subject to the condition precedent that as of a the Escrowed ENERGIEPARK Closing Nnote by the Shareholders are is receipt by the notary publicthat the Closing came into effect (with suspensive effect). In the case of Early Close the afforesaid obligations and Assignments becomes null and void when the obliga-tions set forth in the following section (Early Close) have been fulfilled. In the case of Early Close the afforesaid obligations and Assignments becomes null and void when the obligations set forth in the following section (Early Close) have been fulfilled.

(Early Close) Herr Matthias Tanzer verkauft seinen Geschäftsanteil Nr. 3.1 im Nennbetrag von € 13.942 an EVGI gegen Kaufpreiszahlung und Aus-gabe von Shares am Common Stock des Käufers ent- sprechend der Regelungen des Abschnitt 9 und der Bonusregelung (Abschnitt 10 b). EVGI nimmt das Kaufvertragsangebot an. Herr Matthias Tanzer tritt hiermit seinen Geschäftsanteil Nr. 3.1 im Nennbetrag von € 13.942 an EVGI ab, der die Abtretung annimmt. Sämtliche vorstehenden Abtretungen werden mit Zugang einer Erklärung der Gesellschafter beim beur- kundenden Notar, dass der Early-Close-Zeitpunkt erreicht wurde, aufschiebend bedingt wirksam.

(Early Close) Subject to the terms and upon the conditions set forth herein, Mr Matthias Tanzer agrees to deliver and hereby assign to EVGI Share Number 3.1, par value € 13,942 in exchange for the delivery as defined in Section 9 and the bonus (Section 10b). All aforesaid assignments come into effect subject to the condition precedent that as of a the Escrowed ENERGIEPARK Early Close Note as of a note by the Shareholders are is receipt by the notary public that the Early Close came into effect (with suspensive effect).

(c)         ENERGIEPARKs Gesellschafter sind verpflichtet, beim ENERGIEPARK vollständige Ab- schlussprüfung nach US-GAAP-Standard und ent- sprechend der S-X-Regularien der Commission für alle Zwischen- und Jahresabschlüsse zu veranlassen, beginnend mit dem Jahresabschluss für das zum 31.12.2011 endende Geschäftsjahr (inklusive Vorjah- resangaben).

(c)         ENERGIEPARK‘s Shareholder shall complete an audit in accordance with US GAAP and Regulation S-X promulgated by the US Securities and Exchange Commission of its financial statements for the fiscal year ended 2011 (including prior year fig- ures), and any interim or other financial statements required for inclusion in the Form 8-K and S-1 filing (the “ENERGIEPARK Financial Statements”).

(d)         ENERGIEPARKs Gesellschafter sind verpflichtet, mit allem in ihrer Macht stehenden dafür zu sorgen, dass alle notwendigen Unterlagen, Mel- dungen und Anträge zur Commission sowie zu Behör- den der Kommune, des Landes oder des Bundes und sonstigen Dritten geleitet werden, damit diese Trans- aktion wie hierin vorgesehen durchgeführt werden kann, insbesondere notwendige Zustimmung von Dritten, die sich aus Leasingverhältnissen oder ande- ren Finanzierungen sowie sonstigen Verträgen erge- ben.

(d)         ENERGIEPARK‘s Shareholder shall cooperate with its reasonable best efforts to assist EVGI to prepare and complete the documents neces- sary to be filed with local, state and federal authorities and third parties to consummate the transactions con- templated hereby, including, but not limited to, neces- sary consents from parties required upon leases or other agreements or commitments.

3.  Closing-Voraussetzungen (Conditions to Closing).

Die Verpflichtung der Parteien, diese Transaktion durchzuführen (Closing), besteht bei Vorliegen der nachfolgend genannten Voraussetzungen:

The parties' obligation to close the proposed Acquisi- tion will be subject to the following specified conditions:

(a)         Die in Abschnitt 15 zugesagte Beschaf- fenheit von ENERGIEPARK ist  im Closing- Zeitpunkt gegeben und das Geschäft von ENERGIEPARK hat sich nicht wesentlich nachteilig geändert.

(a)         The representations and warranties of ENERGIEPARK as set forth in Section 15 herein shall remain accurate as of the Closing Date and no material adverse change in the business of ENERGIEPARK shall have occurred.

(b)         Die in Abschnitt 16 zugesagte Beschaf- fenheit von EVGI ist im Closing-Zeitpunkt gegeben und das Geschäft von EVGI hat sich nicht wesentlich nachteilig geändert.

(b)         The representations and warranties of EVGI as set forth in Section 16 herein shall remain accurate as of the Closing Date and no material adverse change in the business of EVGI shall have occurred.

(c)          EVGI hat alle unter Abschnitt 1 geregel- ten Vor-Closing-Handlungen vorgenommen, insbe- sondere:

              - sämtliche notwendigen Dokumente, die bei der Commission und anderen staatlichen Stellen eingereicht werden, insbesondere die 8-K Mitteilung und die S-1 Registrierung, sind wirksam geworden.

  - EVGI hat die Board- und Gesellschaf- terbeschlüsse herbeigeführt und sämtliche Zustim- mungen eingeholt, die für die Board-Bestellung und für die Zustimmunen zu diesem Vertrag notwendig sind.

(c)         EVGI shall have completed all Pre- Closing Actions as set forth in Section 1, especially

  -  all the documents necessary to be filed with local, state and federal authorities, including without limitation the Form 8-K and the S-1 Registra- tion Statement becoming effective.

  - EVGI shall have provided the board and shareholder resolutions and any other approval re- quired to complete the board election and approval of the terms and conditions of this Agreement.
(d)         ENERGIEPARK hat alle unter Ab- schnitt 2 geregelten Handlungen vorgenommen, hat insbesondere die für die 8-K Mitteilung und die S-1 Registrierung notwendige Abschlussprüfung in der notwendenigen Form abgeschlossen, die erforderli- chen Zustimmungen von Dritten eingeholt und die Escrowed ENERGIEPARK Closing Note geliefert.

(d)         ENERGIEPARK shall have completed all Pre-Closing Actions as set forth in section 2, especially completed and delivered its audited financial statements in a form as required to complete, all the consets of third Parties necessary to be granted and file the Form 8-K and S-1 Registration Statement and delivered the Escrowed ENERGIEPARK Closing- Note.

(e)         EVGI ist weiterhin unter dem Kürzel „EVGI“ auf der amerikanischen Handelsplattform OTC Bulletin Board (OTCBB) gelistet, auf der außer- börsliche Handelsgeschäfte (OTC – Over the counter) festgehalten werden und die derzeit von OTC Markets Group betrieben wird.

(e)         EVGI shall retain its good standing as a company publicly quoted on the OTCBB maintained by the OTC Markets Group under the symbol "EVGI".

(f)         die im Funding Committment (Ab- schnitt 6) vereinbarten Leistungen wurden vollständig zur treuen Hand des Escrow Agent erbracht.

(f)         the funding committment contemplated by Section 6 was fully delivered in escrow.

4.  Closing-Zeitpunkt (Closing Date)

Die Parteien sind verpflichtet, sich über den Closing- Zeitpunkt zu einigen, wenn die Closing- Voraussetzungen erfüllt sind, es sei denn der EscrowAgent erhält eine anderslautende gemeinsame Wei- sung der Partein oder eine Mitteilung einer Partei, dass die Closing-Voraussetzungen nicht eingetreten sind. Die Einigung wird innerhalb der nächsten 6 Wochen angestrebt; soll jedoch unverzüglich nach der Erfül- lung der vorstehenden Closing-Voraussetzungen (Ab- schnitt 3) und durch Abgabe einer entsprechenden gemeinsamen Weisung gegenüber dem Escrow Agent (Closing Confirmation) erfolgen. Sofern bis zum Februar 2013 keine Einigung iSv. Satz 1 beim Escrow Agent zugegangen ist oder wenn dem Escrow Agent eine darauf gerichtete gemeinsame Erklärung der Parteien zugeht, dann ist der Escrow Agent ver- pflichtet, (i) die treuhänderische ENERGIEPARK Closing und Early Close Erklärungen an die ENERGIEPARK Gesellschafter zurückzusenden und (ii) EVGI die treuhänderischen EVGI Shares zurück- zugeben und der Vertrag ist analog § 346 BGB rück- abzuwickeln.

The Closing Date shall be mutually agreed upon by the parties when the Conditions of Closing are com- plied, unless the Escrow Agent receives instructions otherwise from the parties. The Closing Date is antici- pated to occur within six (6) weeks of this Agreement, but shall occur as soon as possible upon the satisfac- tion of the conditions set forth in this Agreement (Section 3) and upon instructions from the parties hereto to the Escrow Agent (Closing Confirmation).  In the event the Closing does not occur on or before Febru- ary 28, 2013 or upon mutual written instructions from the Parties hereto, (i) the Escrow Agent shall return the Escrowed ENERGIEPARK Closing Note and the Escrowed ENERGIEPARK Early Close Note to ENERGIEPARK and (ii) the Escrow Agent shall return the Escrowed EVGI Shares to EVGI and the performance received and emoluments taken are to be returned pursuant to § 346 BGB.

5.  Nach-Closing-Handlungen (At and subsequent to the Closing)

(a)         Im Closing-Zeitpunkt ist Cutler Law Group verpflichtet,

- den Beschluss des Boards über die Be- stellung der von ENERGIEPARK Ge- sellschaftern zum Board of Directors entsandten Directoren freizugeben.

- die treuhänderischen EVGI Shares hälf- tig an ENERGIEPARKs Gesellschafter zu übertragen

- die treuhänderische ENERGIEPARK Closing Erklärung an den beurkundenen Notar zu senden.

- das Funding Committment (Abschnitt 6) zu vollziehen..

(a)        At the Closing, Cutler Law Group shall

- release from escrow the EVGI Board Res- olutions effectuating the election of ENERGIEPARK Shareholder’s appoin- tees to the Board of Directors.

- deliver the Escrowed EVGI Shares to ENERGIEPARK’s Shareholders and half of those to each.

- deliver the Escrowed ENERGIEPARK Closing Note to the certifying notary pub- lic.

- deliver the executed funding committment comtemplated by Section 6.

(b)         Unmittelbar nach dem Closing- Zeitpunkt ist EVGI verpflichtet, bei der Commission eine Registrierungserklärung entsprechend des S-1 Registrierungserklärungsformulars  der Commission einzureichen,Stellungnahmen und/oder Fragen der Commission zu beantworten und mit allen in ihrer Macht stehenden Mitteln die Registrierungserklärung durch die Commission so zügig als möglich wirksam erklären zu lassen.

(b)         Immediately subsequent to the Closing, EVGI will file a Registration Statement on Form S-1 Registration Statement with the Commission, will respond to comments and/or questions from the Commission, and use their reasonable best efforts to have such Registration Statement declared effective by the Commission as expeditiously as possible.

(c)         EVGI wird für die dann verbundenen Unternehmen die für die nach diesem Vertrag vorge- sehen Transaktion eine Mitteilung gemäß 8-K Formu- lar einreichen.

(c)         EVGI will file on behalf of the com- bined entities the Form 8-K required for the transac- tions contemplated by this Agreement.

6.  Funding Commitment.

   Es wird hiermit vereinbart, dass EVGI die folgenden Leistungen zu erbringen hat:

   It is hereby agreed that EVGI shall deliver the following:

(a)         die folgenden Leistungen an die Gesell- schafter entsprechend deren Weisung:

(a)        The following funds shall be delivered to Shareholders pursuant to their instrucitons

(i)    die Zahlung eines nichtrückzahlba- ren Betrags von fünfhunderttausend US Dollar ($ 500.000) innerhalb von 30 Ka- lendertagen gerechnet ab Einreichung der S-1 Registrierung;

(i) the initial nonrefundable sum of five hundred thousand US dollars ($500,000) within thirty (30) calandar days of the EVGI filing an S-1.

(ii)   die Zahlung von Zweimillionen FünfhundertausendUS Dollar ($ 2.500.000) an dem Tag, an dem die S-1 Registrierung wirksam wird (oder früher, sofern EVGI in der Lage ist, ihre Aktien durch ihren Transfer Agent aus- zugeben, um die vereinbarte Finanzie- rung zu beschleuigen).

(ii) a total of Two million, five hundred thousand US dollars ($2,500,000) upon the Registration Statement on Form S-1 becoming Effective (or sooner upon effec- tiveness if EVGI can mechanically get the shares issued by its transfer agent to effec- tuate a proposed financing).

(iii)  freibleibend

(iii) Intentionaly left blank.

(iv)  die Übertragung der treuhänderi- schen EVGI Shares von denen EVGI Shares im Wert von einemillionfünf- hunderttausend US Dollar ($ 1.500.000) unter dem S-1 Standard bei der Com- mission auf Kosten und Aufwand von EVGI unmittelbar nach dem Closing- Zeitpunkt registrieren werden. Die An- zahl der zu registrierenden EVGI Shares ist gleich dem Quotient von $ 1.500.000 geteilt durch den volumengewichteten durchschnittlichen Börsenkurs (Volume Weighted Average Price: VWAP) der EVGI Stammaktien der letzten 30 Tage vor dem  Tag, an dem die S-1 Registrie- rung wirksam geworden ist. Der VWAP ist die Summe des Transaktionsvolu- mens der im betreffenden 30- Handelstageszeitraum (tagesaktueller Börsenkurs multipliziert mit der Anzahl der am jeweiligen Tag gehandelten Stammaktien) geteilt durch die Summe aller im betreffenden 30- Handelstageszeitraum gehandelten Stammaktien. Die Gesellschafter oder deren Bevollmächtigter, welcher die Aktien dann hält, ist entsprechend dem Handelsbrauch (Custumary Rule 144 der Commission, sog. „bleed-out“) ver- pflichtet und darf zudem zu keiner Zeit mehr als 10% des Handelsvolumens des Vortags überschreiten.

(iv)  the Escrowed EVGI Shares  of which shares valued at one million five hundred thousand US dollars ($1,500,000) shall be registered on the Form S-1 by EVGI and at EVGI’s costs and expense immediately subsequent to the Closing. The shares registered shall be equal to $1,500,000 divided by the volume weighted average price(VWAP) of EVGI’s common stock for the thirty (30) trading days immediately preceding the date the Commission shall declare effec- tive the Registration Statement on Form S-1. VWAP is calculated by adding up the dollars traded for every transaction (price multiplied by number of shares traded) within the last 30 trading days and then dividing by the total shares traded within the last 30 trading days. These shares shall be a part of but without limitation to the 11,400,000 (thirty percent (30%) shares stated in section 1 (d) above.  ENERGIEPARK Shareholders or design- ees who receive such registered shares shall be subject to the custumary Rule 144 of the SEC “bleed-out,” regulations, but at no time are they to exceed more than10% of the previous day’s trading volume.

(b)         die folgenden Leistungen an ENERGIEPARK ohne selbst zur Forderung berechtigt zu sein:

   Drei Millionen dreihunderttausend US Dollar ($ 3.300.000) als Working Capital in die Kapitalrück- lage gemäß § 272 (2) Nr. 4 HGB unverzüglich nach- dem die S 1 Registrierung wirksam wird.

(b)         The following funds shall be delivered to ENERGIEPARK:

  Three million, three hundred thousand US dol- lars ($3,300,000) for working capital as capital reserve according to § 272 (2) No. 4 HGB of the Company as expeditiously as possible upon the Registration State- ment on Form S-1 becoming effective.

7.  Early Close-Option Voraussetzungen (Conditions to Close Early).

Die Parteien vereinbaren hiermit, dass EVGI die Opti- on hat, noch bevor die S-1 Registrierung durch die Commission für wirksam erklärt wird, 55% der Antei- le am ENERGIEPARK zu erwerben (Stufe 1). Die Verpflichtungen der Parteien, die im Übrigen für das ordentliche Closing in diesem Vertrag geregelt wur- den, insbesondere der Erwerb der danach noch ausste- henden 20% sowie die verbleibenden Zahlungen ent- sprechend des Funding Committment (Abschnitt 6), bleiben im Übrigen unberührt (Stufe 2). Sollte Stufe 2 nicht umgesetzt werden, haben die Gesellschafter jeweils die Call-Option, jeweils 2,65% der Geschäfts- anteile vom Energiepark von EVGI zum Nominalwert zurückzukaufen. Die Option besteht unter den nach- folgend genannten Umständen:

The parties hereto agree that at the option of EVGI the transaction may close prior to the Commission declar- ing effective the Registration Statement on Form S-1 with the EVGI acquiring ownership of 55% of the equity ownership of ENERGIEPARK (First Step).
The Parties will remain obligated for all conditions regarding the Closing as defined herein this Agree- ment precedent including, but not limited to the Deliv- ery of the remaining 20% equity interest of ENERGIEPARK and the remaining payments under the funding commitment as set fore in Section 6 (Se- cond Step). If the Second Step will not be executed, each Shareholder shall be have the Call-Option to purchase Shares each equal to 2,65% of ENERGIEPARK’s equity from EVGI. The price is the par value of the shares. The option to close the pro- posed Acquisition early (Option to Early Close) will be subject to the following specified conditions:

(a)           Die in Abschnitt 15 zugesagte Beschaf- fenheit, von ENERGIEPARK ist im Early Closing- Zeitpunkt gegeben, insbesondere die Zustimmung die Zustimmung Dritter, und das Geschäft von ENERGIEPARK hat sich nicht wesentlich nachteilig geändert.

(a)          The representations and warranties of ENERGIEPARK as set forth in Section 15 herein, , including, but not limited to, necessary consents from parties required upon leases or other agreements or commitments, shall remain accurate as of the Early Closing Date and no material adverse change in the business of ENERGIEPARK shall have occurred.

(b)           Die in Abschnitt 16 zugesagte Beschaf- fenheit von EVGI ist  im Closing-Zeitpunkt gegeben und das Geschäft von EVGI hat sich nicht wesentlich nachteilig geändert.

(b)           The representations and warranties of EVGI as set forth in Section 16 herein shall remain accurate as of the Closing Date and no material ad- verse change in the business of EVGI shall have occurred.

(c)           EVGI wird immer noch unter dem Kür- zel „EVGI“ auf der amerikanischen Handelsplattform OTC Bulletin Board (OTCBB) gelistet, auf der außer- börsliche Handelsgeschäfte (OTC – Over the counter) festgehalten werden, die von OTC Markets Group betrieben wird.

(c)          EVGI shall retain its good standing as a company publicly quoted on the OTCBB maintained by the OTC Markets Group under the symbol "EVGI".

(d)          an den Escrow Agent wurden insgesamt dreimillionenneunhundertfünfzigtausend US-Dollar ($ 3.950.000) nebst der treuhänderischen EVGI Shares geleistet.

(d)          the Escrow Agent received three mil- lion, nine hundred and fifty thousend US dollars ($3,950,000) together with the Escrowed EVGI Shares.

(e)           ENERGIEPARK hat die treuhänderi- schen ENERGIEPARK Closing Erklärung und die treuhänderischen ENERGIEPARK Early Close Erklä- rung an den Escrow Agent zu treuen Händen geliefert.

(e)          ENERGIEPARK delivered in escrow the Escrowed ENERGIEPARK Closing Note and the Escrowed ENERGIEPARK Early Close Note.

8.  Early-Close-Option (Option to Close Early) Die Anweisung der Early-Close-Option soll durch Abgabe einer entsprechenden Weisung gegenüber dem Escrow Agent (Closing Confirmation) erfolgen (Early Close Zeitpunkt), wenn die Voraussetzung für den Early Close (Abschnitt 7) erfüllt sind.

The Closing Date shall be upon instructions from EVGI to the Escrow Agent (Early Close Confirma- tion), when the Conditions to Early Close (Section 7) are complied (Early Close date).

9.  Nach-Early-Close-Handlungen  (At and subsequent to the Early Close)

(a)          Im Early Close-Zeitpunkt ist Cutler Law Group verpflichtet die Stufe 1 wie folgt umzusetzen:

(a)          At the first Step of Ealy Close, Cutler Law Group shall

(i)       die treuhänderische ENERGIEPARK Early Close Erklärung an den beurkundenen Notar zu senden.

(i)       deliver the Escrowed ENERGIEPARK Early Close Note to notary.

(ii)     das Funding Commitment (Abschnitt 6) wie folgt umzusetzen:
- Abschnitt 6 (a) (i);
- Abschnitt 6 (a) (ii), jedoch vorerst nur einen Teilbetrag von Einer Million Fünfhunderttausend US Dollar ($ 1.500.000);
- Abschnitt 6 (a) (iv) und
- Abschnitt 6 (b), jedoch vorerst nur einen Teilbetrag von Einer Million US Dollar ($ 1.000.000).
- Abschnitt 10 (b).

(ii)   execute the funding committment (section 6) as follows:
- Section 6 (a) (i);
- section 6 (a) (ii), however, a partial amount of One Million, Five hun-dred thousend US dollars($ 1,500,000) only;
- section 6 (a) (iv) and
- section 6 (b), however, a partial amount of One Million US dollars ($1,000,000) only.
    - section 10 (b).
(iii)  Die vorgenannten Leistungen (Stufe 1) werden abweichend von Abschnitt 6 bereits im Early Close Zeitpunkt fällig. Die verbleibenden Leistungen (Stufe 2) werden dann wie in Ab- schnitt 6 geregelt fällig.

(iii) The afforesaid amounts (First Step) be- come due at Early Close date (instead of section 6 and 10). The remaining amount (Second Step) become due as seth forth hereabove in section 6.

(b)           EVGI wird für die dann verbundenen Unternehmen für die nach diesem Vertrag vorgesehe Transaktion eine Mitteilung gemäß 8-K Formular einreichen.

(b)           EVGI will file on behalt fo the com- bined entities the Form 8-K required for the transac- tions contemplated by this Agreement.

10.      Bonus

EVGI verpflichtet sich,

EVGI shall pay

(a)           an jeden der beiden Gesellschafter spä- testens am 31.12.2013 je eine Million US Dollar ($ 1.000.000, insgesamt also $ 2.000.000) als Bonus zu zahlen, wenn die Gesellschafter die Umsetzung des mit der S-1 Registrierung eingereichten Businessplans veranlasst haben, wozu sie jedoch erst nach Erbrin- gung der für das Closing bzw. Early Close (Stufe 1) geregelten Leistungen verpflichtet sind.

(a)          to each Shareholder one million US dol- lars ($ 1,000,000; a total: $ 2,000,000) in bonuses of operations for implementation of the business plan filed with the S-1 Registration on or before December 31, 2013, in the case of executing the closing respec- tive to First Step Early Close deleveries.

(b)          an den ENERGIEPARK (ohne eigene Rechte für diesen zu begründen) Neunhundertfünfzig- tausend US Dollar ($ 950.000) als Working Capital in die Kapitalrücklage gemäß § 272 (2) Nr. 4 HGB un- verzüglich nachdem die S 1 Registrierung wirksam wird.

(b)         to ENERGIEPARK Nine hundred and fifty thousand US dollars ($950,000) for working capital as capital reserve according to § 272 (2) No. 4 HGB of the Company as expeditiously as possible upon the Registration Statement on Form S-1 becom- ing effective.

11. Management von ENERGIEPARK (Covenants regarding the Management of ENERGIEPARK)

Die Parteien vereinbaren hiermit die folgenden sonsti- gen Verpflichtungen:

The Parties hereby warrant, covenant, and represent to each other as follows:

(a)           Geschäftsführung. Solange Herr Matthias Tanzer und Herr Thomas Gerlach Gesell- schafter der Gesellschaft sind, stehen ihnen mitglied- schaftliche Sonderrechte zur Geschäftsführung zu. Eine Nebenpflicht zur Geschäftsführung ist mit die- sem Sonderrecht nur bis zum 31.12.2013 verbunden. Sowohl Herr Matthias Tanzer als auch Herr Thomas Gerlach sind stets einzelvertretungsberechtigt und von den Beschränkungen des § 181 BGB befreit.

(a)          Managing. Each, Mr Matthias Tanzer and Mr Thomas Gerlach, have the corporate Right to be a member of the management of the Company, with the permission to enter into a legal transaction in the name of the Company with himself in his own name or as an agent of a third party. Both shall be obliged to manage the business of the Company until December 31, 2013.

(b)         Vergütung. Jeder Geschäftsführer des ENERGIEPARK erhält eine monatliche Vergütung nebst Zuschüssen, die anderen Verwaltungsorgangen vergleichbarer Unternehmensgrößen entspricht.

(b)         Salary. Each manager of ENERGIEPARK shall receive a monthly salary and benefits comparative to other executives in the same capacity.

(c)         Abberufung und Einziehung betreffend Herrn Tanzer. Die Parteien sind verpflichtet, es solan- ge zu unterlassen, (i) Herrn Matthias Tanzer als Ge- schäftsführer der Gesellschaft abzuberufen oder (ii) seine verbleibenden Geschäftsanteile am ENERGIEPARK einzuziehen oder auf andere Weise seine Gesellschafterstellung zu beseitigen, bis Herr Matthias Tanzer für (i) seine verbleibenden Geschäfts- anteile und (ii) für die Übertragung aller dem Ge- schäftsbetrieb „EST Energieservice Tanzer“, Inhaber Matthias Tanzer, ausschließlich oder überwiegend zuzuordnenden materiellen und immateriellen Vermö- gensgegenstände die folgenden Gegenleistungen von EVGI erhalten hat: (i) einen Kaufpreis auf Basis eines Unternehmenswertes in Höhe des „Net Value“ von ENERGIEPARK und (ii) die schuldbefreiende Über- nahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnissen sowie sämtlichen Verbindlichkeiten des Geschäftsbe- triebs „EST Energieservice Tanzer“.

c)         Remove and Retire/Redemption regard- ing Mr Tanzer. Each Party is obliged to cease (i) to remove Mr Matthias Tanzer as manager of the com- pany or (ii) to retire, to redeem or to confiscate Mr Matthias Tanzer’s shares of ENERGIEPARK, until Mr Tanzer received from EVGI in exchange for (i) the assignment of his remaining Shares of ENERGIE- PARK and (ii) the delivering of all assets (whether tangible or intangible) held or used by Mr Matthias Tanzer under the firm “EST Energieservice Tanzer” for the following considerations: (i) a payment equal to allocable net value of ENERGIEPARK, (ii) Mr Matthias Tanzer has been assumed of or (if creditor refused its approval) has been kept against all sureties, guarantees and other commitments referred to in Exhibit C and all liabilities exclusively or primarily in the conduct of the Business of “EST Energieservice Tanzer”.

(d)         Abberufung und Einziehung betreffend Herrn Gerlach. Die Parteien sind verpflichtet, es so- lange zu unterlassen, (i) Herrn Thomas Gerlach als Geschäftsführer der Gesellschaft abzuberufen oder (ii) seine verbleibenden Geschäftsanteile am ENERGIE- PARK einzuziehen oder auf andere Weise seine Ge- sellschafterstellung zu beseitigen, bis Herr Thomas Gerlach bzw. Frau Odette Gerlach für (i) die Abtre-tung ihrer verbleibenden Geschäftsanteile und (ii) für die Übertragung aller dem Geschäftsbetrieb „ESG Energieservice Gerlach“, Inhaberin Odette Gerlach, ausschließlich oder überwiegend zuzuordnenden ma- teriellen und immateriellen Vermögensgegenstände die folgenden Gegenleistungen von EVGI erhalten haben (i) einen Kaufpreis auf Basis eines Unterneh- menswertes in Höhe des „Net Value“ von ENERGIEPARK und die (ii) die schuldbefreiende Übernahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnis- sen sowie sämtlichen Verbindlichkeiten des Ge- schäftsbetriebs „ESG Energieservice Gerlach“.

(d)         Remove and Retire/Redemption regard- ing Mr Gerlach. Each Party is obliged to cease (i) to remove Mr Thomas Gerlach as manager of the com- pany or (ii) to confiscate Mr Gerlachs shares of ENERGIEPARK, until Mr and Ms Gerlach received from EGVI in exchange for (i) the assignment of his remaining Share of ENERGIEPARK and (ii) the de- livering of all assets (whether tangible or intangible) held or used by Ms Odette Gerlach under the firm “ESG Energieservice Gerlach” the following consid- erations: (i) a payment equal to the allocable net value of ENERGIEPARK and (ii) Ms Gerlach and Mr Ger- lach have been assumed of or (if creditor refused its approval) have been kept against all sureties, guaran- tees and other commitments referred to in Exhibit C and all liabilities exclusively or primarily in the con- duct of the Business of “ESG Energieservice Ger- lach”.

12. Call Option for EVGI

(a)         EVGI („Berechtigte“) ist längstens bis zur Ausübung einer der in diesem Vertrag geregelten Put-Optionen (Abschnitt 13) berechtigt, jeweils be- züglich der in (i), (ii), (iii) und (iv) genannten Vermö- gensgegenstände den Verkauf und die Übergabe für die jeweils nachfolgend genannten Gegenleistungen zu verlangen („Call Options“):

(a)         EVGI (“beneficiary”) shall be entitled to demand from the following persons set forth he- rinafter that EVGI purchase and assume the following assets set forth herinafter in accordance with the fol- lowing consideration (“Call Options“) prior to the Exercise of the Put Option set forth herein (section 13):

(i)       von Herrn Matthias Tanzer: den Ge- schäftsanteil Nr. 3.3 mit einem Nennbetrag von € 6.338 für einen einen Kaufpreis in Höhe von 12,5% des „Net Value“ von ENERGIEPARK und (ii) die schuldbefreiende Übernahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnissen (Call-Option 1)

(i)       from Mr Matthias Tanzer: share number 3.3, par value € 6.338, in exchange for the fol- lowing considerations: (i) 12,5% of the net value of ENERGIEPARK and (ii) Mr Matthias Tanzer has been assumed of or (if creditor refused its approval) kept against all sureties, guarantees and other commitments referred to in Exhibit C (Call-Option 1);

(ii)   von Herrn Thomas Gerlach: den Ge- schäftsanteil Nr. 1.3 mit einem Nennbetrag von € 6.338 für (i) einen Kaufpreis in Höhe von12,5% des „Net Value“ von ENERGIEPARK und (ii) die schuldbefreiende Übernahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnissen (Call-Option 2);

(ii)   from Mr Thomas Gerlach: share nummber 1.3, par value € 6.338, in exchange for the fol- lowing considerations: (i) 12,5% of the net value of ENERGIEPARK and (ii) Ms Gerlach and Mr Gerlach have been assumed of or (if creditor re- fused its approval) kept against all sureties, guar- antees and other commitments referred to in Ex- hibit C (“Call-Option 2”).

(iii)  von Herrn Matthias Tanzer: alle dem Ge- schäftsbetrieb „EST Energieservice Tanzer“, Inhaber Matthias Tanzer, ausschließlich oder überwiegend zuzuordnenden materiellen und immateriellen Vermögensgegenstände gegen Übernahme sämtlicher Verbindlichkeiten, die aus dem Geschäftsbetrieb „EST Energieservice Tanzer“ resultieren (Call-Option 3);

(iii)  from Mr Matthias Tanzer: all assets (wheth- er tangible or intangible) held or used by Mr Matthias Tanzer under the firm “EST Energie- service Tanzer” exclusively or primarily in the conduct of the Business in exchange for the fol- lowing considerations: Mr Matthias Tanzer has been assumed of or (if creditor refused its ap- proval) kept against all sureties, guarantees and other commitments and all liabilities exclusively or primarily in the conduct of the Business of “EST Energieservice Tanzer” (Call-Option 3);

(iv)  von Frau Odette Gerlach: alle dem Ge- schäftsbetrieb „ESG Energieservice Gerlach“, Inhaber Odette Gerlach, ausschließlich oder überwiegend zuzuordnenden materiellen und immateriellen Vermögensgegenstände gegen Übernahme sämtlicher Verbindlichkeiten von Frau und Herrn Gerlach, die aus dem Ge- schäftsbetrieb „ESG Energieservice Gerlach“ resultieren (Call-Option 4).

(iv)  from Ms Odette Gerlach: all assets (whether tangible or intangible) held or used by Ms Odette Gerlach under the firm “ESG Energieservice Gerlach” exclusively or primarily in the conduct of the Business in exchange for the following considerations: Ms Gerlach and Mr Gerlach have been assumed of or (if creditor refused its ap- proval) kept against all sureties, guarantees and other commitments and all liabilities exclusively or primarily in the conduct of the Business of “ESG Energieservice Gerlach” (Call-Option 4).

(b)         freibleibend.

(b)         Intentionally left blank.

(c)         Nach Maßgabe der Bedingungen dieser Call-Option

(c) Subject to the terms and upon the condi- tions set forth above,

(i)       verkauft und tritt Herr Matthias Tanzer an die dies annehmende EVGI den unter Ab- schnitt 12 Absatz (a) (i) genannten Geschäfts- anteil 3.3 mit einem Nominalbetrag von € 6.338 unter den aufschiebenden Bedingungen ab: Ausübung der Call-Option 1, vollständige Kaufpreiszahlung und vollständige Befreiung oder (mangels erforderlicher Gläubigerzustim- mung) Freistellung von den in Anlage C ge- nannten Haftungsverhältnissen,

(i) Mr Matthias Tanzer agrees to sell, assign, transfer, convey and deliver to EVGI and EVGI agrees to purchase from Mr Matthias Tanzer the aforesaid share set forth in sec. 12.(a) (i) in ex- change for paying the agreed price set forth in sec. 12.(a) (i) and assuming or (if creditor refused its approval) keeping Mr Matthias Tanzer against all sureties, guarantees and other commitments referred to in Exhibit C (with suspensive effect);

(ii)   verkauft und tritt Herr Thomas Gerlach an die dies annehmende EVGI den unter Ab- schnitt 12 Absatz (a) (ii) genannten Geschäfts- anteil Nr. 1.3 mit einem Nennbetrag von € 6.338  unter den aufschiebenden Bedingun- gen ab: Ausübung der Call-Option 2, vollstän- dige Kaufpreiszahlung und vollständige Be- freiung oder (mangels erforderlicher Gläubi- gerzustimmung) Freistellung von den in Anla- ge C genannten Haftungsverhältnissen,

(ii) Mr Thomas Gerlach agrees to sell, assign, transfer, convey and deliver to EVGI and EVGI agrees to purchase from Mr Thomas Gerlach the aforesaid share set forth in sec. set forth in sec. 12.(a) (ii) in exchange for paying the agreed price set forth in sec. 12.(a) (ii) and assuming or (if creditor refused its approval) keeping Ms Odette Gerlach and Mr Thomas Gerlach against all sureties, guarantees and other commitments referred to in Exhibit C (with suspensive effect);

(iii)  verkauft Herr Matthias Tanzer an die die- se annehmende EVGI die unter Abschnitt 12 Absatz (a) (iii) genannten Vermögensgegen- stände unter den aufschiebenden Bedingungen: Ausübung der Call-Option 3, vollständige Be- freiung oder (mangels erforderlicher Gläubi-gerzustimmung) Freistellung von den in Ab-schnitt 12 Absatz

(iii) genannten Verbind- lichkeiten undiii) Mr Matthias Tanzer agrees to sell, assign, transfer, convey and deliver to EVGI and EVGI agrees to purchase from Mr Matthias Tanzer the aforesaid assets set forth in sec. 12.(a) (iii) in ex- change for fulfilling or assuming or (if creditor refused its approval) keeping Mr Matthias Tanzer against all liabilities of “EST Energieservice Tanzer” (with suspensive effect);

(iv)  verkauft Frau Odette Gerlach an die diese annehmende EVGI die unter Abschnitt 12 Ab- satz (a) (iv) genannten Vermögensgegenstände unter den aufschiebenden Bedingungen: Aus- übung der Call-Option 4, vollständige Befrei- ung oder (mangels erforderlicher Gläubigerzu- stimmung) Freistellung von den in Ab-schnitt 12 Absatz (a) (iv) genannten Verbind- lichkeiten.

(iv) Ms Odette Gerlach agrees to sell, assign, transfer, convey and deliver to EVGI and EVGI agrees to purchase from Ms Odette Gerlach the aforesaid assets set forth in sec. 11.(a) (iv) in ex- change for fulfilling or assuming or (if creditor refused its approval) keeping Ms Odette Gerlach and Mr Thomas Gerlach against all liabilities of “ESG Energieservice Gerlach” (with suspensive effect).

(d)         Der Kaufpreis ist 10 Tage nach Ab- schluss der Prüfung der Jahresabschlüsse für das Ge-schäftsjahr, in dem die Option ausgeübt wurde, zur Zahlung fällig und die sonstigen Gegenleistungen sind innerhalb von 6 Monaten nach Abschluss der Prüfung der Jahresabschlüsse für das Geschäftsjahr, in dem die Option ausgeübt wurde, zu erfüllen.

(d)         The purchase price is due and payable within a period of 10 day after the audit of the Annual Financial Statements of the accounting year, in which the Option has been exercised, and other considera- tions are due within a period of 6 month after the audit of the Annual Financial Statements of the accounting year, in which the Option has been exercised.

(e)         Jede Call Option (1 bis 4) kann seperat oder gemeinsam mit weitere ausgeübt werden. Die Call Option gilt als ausgeübt mit Zugang einer schrift- lichen Ausübungserklärung des Berechtigten in den Geschäftsräumen des beurkundenden Notars („Aus- übung“). Die Call Optionen besteht auch im Fall der Gesamtrechtsnachfolge fort.

(e)         Each Call-Option (1-4) can be exercised solely or together with another Call-Option. The Call Option shall be deemed to be exercised upon receipt at the offices of the certifying notary public of a notice of exercise in writing issued by Beneficiary (“Exercise“). The Call-Options shall survive any universal succession.

13. Put Option für Gesellschafter ab 55Jahren (Put Option for Shareholder from age 55)

(a)         Herr Matthias Tanzer („Berechtigter“) ist mit Vollendung des 55. Lebensjahrs, jedoch längs- tens bis zur Ausübung der Call Option von EVGI berechtigt, von EVGI den Kauf und die Übertragung zu verlangen („Put Option“):

(a)       If Mr Matthias Tanzer (“beneficiary”) is 55 years old or older, Mr Matthias Tanzer shall be entitled to demand from EVGI that EVGI purchases and assumes the assets set forth herinafter in accord- ance with the following consideration (”Put Option“) prior to the Exercise of the Call Option by EVGI (sec- tion 12):

(i)       seiner verbliebenen Geschäftsanteile und

(i)      the assignment of his remaing Sharesof ENERGIEPARK and

(ii)     aller dem Geschäftsbetrieb „EST Energie- service Tanzer“, Inhaber Matthias Tanzer, aus- schließlich oder überwiegend zuzuordnenden materiellen und immateriellen Vermögensge- genstände.

(ii)   the delivering of all assets (whether tangible or intangible) held or used by Mr Matthias Tan- zer under the firm “EST Energieservice Tanzer”

Gegenleistung von EVGI ist:

in exchange for the following considerations:

(i)       ein Kaufpreis in Höhe von 12,5% des „Net Value“ von ENERGIEPARK und

(i) 12,5% of the net value of ENERGIEPARK and

(ii)   die schuldbefreiende Übernahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnissen sowie sämtlichen Verbindlichkeiten des Ge- schäftsbetriebs „EST Energieservice Tanzer“.

(ii)    Mr Matthias Tanzer has been assumed of or (if creditor refused its approval) kept against all sureties, guarantees and other commitments re- ferred to in Exhibit C and all liabilities exclu- sively or primarily in the conduct of the Business of “EST Energieservice Tanzer”.

(b)          Herr Thomas Gerlach („Berechtigter“) ist mit Vollendung des 55. Lebensjahrs, jedoch längs- tens bis zur Ausübung der Call Option von EVGI (Abschnitt 12) berechtigt, von EVGI den Kauf und die Übertragung zu verlangen („Put Option“):

(b)          If Mr Thomas Gerlach (“beneficiary”) is 55 years old or older, Mr Thomas Gerlach shall be entitled to demand from EVGI that EVGI purchase and assume the assets set forth herinafter in accord- ance with the following consideration (“Put Option“) prior to the Exercise of the Call Option by EVGI (Sec- tion 12):

in exchange for the following considerations:

(i)       seiner verbleibenden Geschäftsanteile und

(i)       the assignment of his remaining Shares of ENERGIEPARK and

(ii)   aller dem Geschäftsbetrieb „ESG Energie- service Gerlach“, Inhaberin Odette Gerlach, ausschließlich oder überwiegend zuzuordnen- den materiellen und immateriellen Vermögens- gegenstände.

(ii)  the delivering of all assets (whether tangible or intangible) held or used by Ms Odette Gerlach under the firm “ESG Energieservice Gerlach” Gegenleistung von EVGI ist:

(i)       ein Kaufpreis in Höhe von 12,5% des „Net Value“ von ENERGIEPARK und

(i) 12,5% of the net value of ENERGIEPARK,

(ii)   die schuldbefreiende Übernahme oder Freistellung im Innenverhältnis von allen in der Anlage C genannten Haftungsverhältnissen von Frau Odette Gerlach und Herrn Thomas Gerlach sowie sämtlichen Verbindlichkeiten des Geschäftsbetriebs „ESG Energieservice Gerlach“.

(ii) Ms Gerlach and Mr Gerlach have been as- sumed of or (if creditor refused its approval) kept against all sureties, guarantees and other com- mitments referred to in Exhibit C and all liabili- ties exclusively or primarily in the conduct of the Business of “ESG Energieservice Gerlach”.

(c)         Nach Maßgabe der Bedingungen dieser Put-Option verkauft und überträgt der Berechtigte an EVGI und kauft EVGI vom Berechtigten die zuvor genannten Vermögensgegenstände unter den auf- schiebenden Bedingungen: Ausübung der jeweiligen Put Option, vollständige Kaufpreiszahlung und voll- ständige Befreiung oder Freistellung von den zuvor genannten Verbindlichkeiten und Haftungsverhältnis- sen. Der Kaufpreis ist 10 Tage nach Abschluss der Prüfung des Jahresabschlusses der Gesellschaft für das Geschäftsjahr, in dem die Option ausgeübt wurde, zur Zahlung fällig. Die sonstigen Gegenleistungen sind innerhalb von 6 Monaten nach Abschluss der Prüfung des Jahresabschlusses der Gesellschaft für das Ge- schäftsjahr, in dem die Option ausgeübt wurde, zu erfüllen.

(c)         Subject to the terms and upon the condi- tions set forth herein, Beneficiary agrees to sell, as- sign, transfer, and deliver to EVGI and EVGI agrees to purchase from Beneficiary the aforesaid asset under the condition precedent of  the delivery by EVGI of the consideration (as defined as aforesaid), the fulfillment, the assumtion or the keeping against all lia- blities, sureties, guarantees and other commitments (as defined as aforesaid) and receipt the Put Option Exer- cise Notice as set forth herein. The purchase price is due and payable within a period of 10 days after the audit of the Annual Financial Statements of the ac- counting year, in which the Option has been exercised. The other considerations are due within a period of 6 month after the audit of the Annual Financial State- ments of the accounting year, in which the Option has been exercised.

(d)         Die Put Option gilt als ausgeübt mit Zu- gang einer schriftlichen Ausübungserklärung des Berechtigten in den Geschäftsräumen von EVGI („Ausübung“). Die Put Option besteht auch im Fall des Todes des Berechtigten fort.

(d)         The Put Option shall be deemed to be exercised upon receipt at the offices of the EVGI of a notice of exercise in writing issued by Beneficiary (“Exercise“). The Put Opition shall survive the death of the Beneficiary.

14. Tag Along Right für Gesellschafter (for Shareholders)

(a)         Beabsichtigt eine der Parteien („Selling Holder“) Geschäftsanteile der Gesellschaft an einen Dritten (“Tag-Along Transferee”) auf einmal oder in mehreren Verkäufen zu veräußern, hat er die übrigen Gesellschafter schriftlich davon in Kenntnis zu setzen ("Verkaufsanzeige"). Die Verkaufsanzeige hat die wesentlichen Bedingungen des eplanten Verkaufs („Tag-Along Sale“) zu enthalten, insbesondere (i) die Person des Dritten, (ii) den Betrag und die Art der Gegenleistung, welche der Selling Holder erhalten soll, und die wesentlichen Konditionen der Zahlung  sowie eine Zusammenfassung der wesentlichen sons- tigen Regelungen sowie (iii) die Anzahl und den No- minalwert der zu verkaufenden Geschäftsanteile.

(a) If any Party (“Selling Holder”) proposes to transfer Interests of the Company held by itself to any Person (“Tag-Along Transferee”), whether in one transaction or in a series of related transactions, then such Selling Holder(s) shall give written notice ("Tag-Along Notice") to all other Parties. Each Tag- Along Notice shall set forth: (i) the name of the Tag- Along Transferee and the amount of Interests proposed to be purchased by such Tag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Tag-Along Transferee and a summary of any other material terms pertaining to the Transfer, (iii) the number of Interests that such Other Party is required to sell in such Transfer.

(b)         Jeder der übrigen Gesellschafter ist be- rechtigt („Mitverkaufsrecht“), einen Pro Rata Anteil, der dem Prozentsatz der Geschäftsanteile entspricht, die der Selling Holder im Verhältnis zu sämtlichen von ihm vor dem Verkauf gehaltenen Geschäftsantei- len an einen Dritten zu veräußern beabsichtigt, zu demselben Preis und denselben Bedingungen mit zu verkaufen, wie sie dem Selling Holder von dem Drit- ten angeboten werden.

(b)         The Other Parties shall have the right, exercisable upon Tag-Along Notice within twenty- four (24) days after receipt of any Tag-Along Notice to participate in the proposed Transfer by the Selling Holder(s) to the Tag-Along Transferee on the terms and conditions set forth in such Tag-Along Notice, as the case may be (such participation rights being here- inafter referred to as "Tag-Along-Rights").

(c)         Die Annahmeerklärung eines Mitgesell- schafters („Tagging Stockholder“), die die Anzahl der Anteile anzugeben hat, die der Tagging Stockhol- der im Tag-Along Sale mitverkaufen möchte, hat durch den jeweiligen Gesellschafter in schriftlicher Form gegenüber allen Selling Holder zu erfolgen (nachfolgend „Annahmeerklärung“). Die Annahme- erklärung wird nur wirksam, sofern sie dem Selling Holder innerhalb einer Frist von vierundzwanzig (24) Tagen nach Zugang der Verkaufsanzeige bei dem jeweiligen Gesellschafter zugeht.

(c)         Each Other Party (“Tagging Stock-holder”) may exercise its Tag-Along Right by written notice to any of the Selling Holders participating in the Tag-Along Sale ("Tagging Stockholder’s Notice") The Tagging Stockholder’s Notice has to in- clude the Number of Shares such Tagging Stockholder wishes to sell in the Tag-Along Sale. Tagging Stock- holder’s notice comes into effect if Selling Holder received Tagging Stockholder’s notice within a period of twenty-four (24) days after receiving the Tag-Along Notice pursuant to sec. (a).

(d)         Hat ein Selling Holder von einem oder mehreren der übrigen Gesellschafter fristgerecht eine Annahmeerklärung erhalten, hat er sicherzustellen, dass der Dritte oder ein anderer, von dem Selling Holder bestimmter Käufer (der auch der Selling Hol- der selbst sein kann) den von dem jeweiligen Gesell- schafter gehaltenen Pro Rata Anteil der Geschäftsan- teile entsprechend der Bedingungen des Mitver- kaufsangebots erwirbt („Mitverkauf“). Die Tagging Stockholder sind verpflichtet, sich denselben Gewähr- leistungen, Garantien, Pflichten und Beschränkungen zu unterwerfen, die der Selling Holder bei einem sol- chen Verkauf  bereit ist, gegenüber dem Dritten abzu- geben.

(d)         If a Selling Holder receives written no- tice by Tagging Stockholder indicating that such Tag- ging Stockholder wishes to sell shares in the Tag- Along Sale,  the Selling Holder shall be obligated to sell that number of shares specified in such Tagging Stockholder's written acceptance notice for the same consideration and upon the same terms, representa- tions, warranties and other covenants by which any Selling Holder is selling to the Tag-Along Transferee, and such obligation to be conditioned upon and con- temporaneous with completion of the transaction of purchase and sale with the Tag-Along Transferee.

Sofern die Anzahl der insgesamt im Tag-Along Sale zu erwerbenden Anteile geringer ist als die Ge- samtzahl der Anteile, die der Selling-Holder und die die Tagging Stockholder veräußern möchten, kürzt sich die Anzahl der zu veräußernden Anteile des Sel- ling Holders und der Tagging Stockholder pro Rata.

If the number of Shares to be sold in the Tag- Along Sale is less than the total number of Shares to be sold by Selling Holder and Tagging Stockholder, the number of Shares to be sold by Selling Holder and Tagging Stockholder is reduced on a pro rata basis.

(e)         Die Parteien verpflichten sich, sämtliche Erklärungen abzugeben und Handlungen vorzuneh- men, einschließlich solcher in notarieller Form, die im Zusammenhang mit dem Mitverkauf notwendig oder förderlich sind.

(e)         Parties undertake to do everything in their power and to fully cooperate in order to achieve the fulfillment of the conditions precedent immediately.

15. Garantien vom ENERGIEPARK

 (Representations of ENERGIEPARK)

Mit Ausnahme dessen, was in den Prüfungsberichten über die Jahresabschlüsse vom ENERGIEPARK be- reits enthalten ist oder durch oder aufgrund dieser Urkunde geregelt wird, garantiert ENERGIEPARK was folgt:

Except as set forth in the audit reports on ENERGIEPARK’s Financial Statements delivered or as set forth in this deed, ENERGIEPARK represents and warrants as follows:

(a)         Anteilsinhaberschaft. Im Closing- Zeitpunkt wird EVGI wirtschaftlicher und in der Ge- sellschafterliste aufgenommer Inhaber der treuhände- rischen ENERGIEPARK Geschäftsanteile. Die treu- händerischen ENERGIEPARK Geschäftsanteile sind frei von Rechten Dritter, sofern nicht das anzuwende Recht (deutsches, U.S. und Wertpapier- und Börsen- recht) nicht etwas Abweichendes regelt. Die treuhän- derischen ENERGIEPARK Geschäftsanteile entspre- chen 75% des Stammkapitals vom ENERGIEPARK.

(a)         Ownership of Shares. As of the Closing Date, EVGI will become the record and beneficial owner of the Escrowed ENERGIEPARK Shares. The Escrowed ENERGIEPARK Shares will be free from claims, liens or other encumbrances, except as provid- ed under applicable international, German, United States and state securities laws. The Escrowed ENERGIEPARK Shares shall reflect 75% of the own- ership equity of ENERGIEPARK.

(b)         Vollständige Einlagenleistung und Kei- ne Nachschusspflicht. Die treuhänderischen ENERGIEPARK Geschäftsanteile stellen rechtsgülti- ge Mitgliedschaftsrechte am ENERGIEPARK dar, sind vollständig eingezahlt und nicht nachschuss- pflichtig, und ENERGIEPARK garantiert weiter, dass er die Ermächtigung hat, diesen Vertrag durchzufüh- ren und die vereinbarten Verpflichtungen zu erfüllen.

(b)         Fully paid and Nonassessable. The Es- crowed ENERGIEPARK Shares constitute duly and validly issued ownership interests of ENERGIEPARK, and are fully paid and nonassessa-ble, and ENERGIEPARK further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c)         Errichtung des ENERGIEPARK. Er- mächtigungen. Tochtergesellschaften. ENERGIEPARK ist eine Gesellschaft mit beschränk- ter Haftung („GmbH“) wirksam gegründet, rechtsgül- tig bestehend und zur Vornahme dieses Geschäfts nach deutschem Recht zugelassen mit der uneinge-schränken Befugnis zum Abschluss und zur Durchfüh- rung dieser Vereinbarung und darin enthaltener Ver- pflichtungen. Der Abschluss und die Durchführung des Vertrags wurde durch alle erforderlichen gesell- schaftsrechtlichen Handlungen authorisiert und dieser Vertrag begründet rechtsgültige und bindende Ver- pflichtungen für ENERGIEPARK; durchsetzbar und vollstreckbar entsprechend seiner Regelungen. ENERGIEPARK hat keine Tochtergesellschaften, mit Ausnahme der German Bio-Energy GmbH, Schwä- bisch Hall, Amtsgericht Stuttgart HRB 729959.

(c)        Organization of ENERGIEPARK; Au- thorization. ENERGIEPARK is a Gesellschaft mit beschränkter Haftung (“GmbH”) duly organized, validly existing and in good standing under the laws of Germany with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly author- ized by all necessary corporate action and this Agree- ment constitutes a valid and binding obligation of ENERGIEPARK; enforceable against it in accordance with its terms. ENERGIEPARK has no subsidiaries, except German Bio-Energy GmbH, Schwäbisch Hall, registered with Amtsgericht Stuttgart, HRB 729959.

(d)         Kapitalisierung. Im Closing-Zeitpunkt, hat ENERGIEPARK ein Stammkapital von € 50.700, eingeteilt in sieben (7) Geschäftsanteile, von denen sämtliche übernommen und im Umlauf, dh. keine eigenen Anteile, sind. Sämtliche übernommenen und im Umlauf befindlichen Geschäftsanteile wurden wirksam übernommen, sind vollständig eingezahlt und es besteht keine Nachschusspflicht und es wurden weder Wandelschuldverschreibungen,  Anteilsoptionen noch anderweitig Titel begeben, die zum Umtausch oder Bezug von Geschäftsanteilen oder gesellschafter- gleichen Rechten berechtigten.

(d)         Capitalization.  As of the Closing Date, ENERGIEPARK has an authorized capital stock of € 50.700 consits ing of a total of seven (7) units of equity interest (Geschäftsanteile) with various par values authorizedand seven (7) units of equity interest outstanding.  All of the issued and outstanding equity interests of ENERGIEPARK are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any war- rants, options or other agreements on the part of any of ENERGIEPARK’s shares obligating such entity to issue any additional equity of any kind.

(e)         Keine Konflikte. Weder der Vertrag- schluss noch die Übertragung der treuhänderischen ENERGIEPARK Geschäftsanteile wird (i) gegen Gesellschaftsvertrag, Satzung oder sonstige gesell- schaftsrechtliche Vereinbarungen vom ENERGIEPARK verstoßen oder (ii)  eine Verpflich- tungs- oder Obliegenheitsverletzung oder eine Leis- tungsstörung (oder ein Ereignis, welches, mit Mah- nung oder allein durch Zeitablauf oder beidem eine Leistungsstörung) hervorrufen oder ein Recht zur Beendigung, Anpassung oder Leistungsverweigerung begründen oder die Vertragsdurchführung beschleuni- gen oder die Fälligkeit einer Verbindlichkeit oder Obliegenheit beschleunigen oder Auswirkungen haben auf die Bestellung oder Zwangsbestellung von Belas- tungen auf Grundtstücken oder anderen Vermögens- gegenständen des ENERGIEPARKs, ein wesentliches Vertragsverhältnis oder wesentliche Zusage, deren Partei ENERGIEPARK ist oder deren Gegenstand Grundstücke oder Vermögensgegenstände des ENERGIEPARKS sind, oder auf die Grundstücke oder Vermögensgegenstände des ENERGIEPARKS oder (iii) gegen Gesetze, Verordnungen, Satzungen oder sonstige Rechtsnormen sowie Bescheide, Anwei- sung oder sonstigen Verwaltungsakte sowie Urteile, Beschlüsse und sonstigen Entscheidungen irgendeiner staatlichen Institution verstoßen, Ausnahme von den unter (i) bis (iii) genannten Verstößen sind solche, die keine wesentlichen nachteiligen Auswirkungen auf den Geschäftsbetrieb oder die Finanzierungsbedin- gungen von ENERGIEPARK in seiner Gesamtheit haben.

(e)         No Conflict as to ENERGIEPARK. Nei- ther the execution and delivery of this Agreement nor the consummation of the exchange of the Escrowed ENERGIEPARK Shares will (i) violate any provision of the membership agreement or bylaws (or other governing instrument) of ENERGIEPARK or (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or re- sult in the creation or imposition of any Encumbrance upon any property or assets of ENERGIEPARK un- der, any material agreement or commitment to which ENERGIEPARK is a party or by which its property or assets is bound, or to which any of the property or assets of ENERGIEPARK is subject, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ENERGIEPARK except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (i) to (iii) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of ENERGIEPARK as a whole.

(f)         Genehmigungen und Zustimmungen Staatlicher Einrichtungen. Weder Genehmigungen, Zustimmungen oder Zulassungen, noch Erklärungen, Anträge oder Registrierungen bei einer staatlichen Einrichtung werden vom ENERGIEPARK im Zu- sammenhang mit dem Abschluss oder der Durchfüh- rung dieses Vertrags oder der Übertragung der treu- händerischen ENERGIEPARK Geschäftsanteile benö- tigt.

(f)          Consents and Approvals of Governmen- tal Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ENERGIEPARK in connection with the execution, delivery and performance of this Agreement by ENERGIEPARK or the consummation of the sale of the Escrowed ENERGIEPARK Shares.

(g)         Sonstige Zustimmungen. Weder der Ab- schluss noch die Durchführung des Vertrags noch die Übertragung der treuhänderischen ENERGIEPARK Geschäftsanteile bedarf der Zustimmung eines Dritten, insbesondere nicht der Zustimmung von Leasingpart- nern oder ähnlichen Vereinbarungen und Finanzie- rungszusagen; ausgenommen jedoch solche Zustim- mungen, deren Fehlen keine wesentlichen nachteiligen Auswirkungen auf den Geschäftsbetrieb oder die Fi- nanzierung vom ENERGIEPARK in seiner Gesamt- heit haben oder die im Closing- bzw. Early Close- Zeitpunkt vorliegen.

(g)         Other Consents. No consent of any Per- son is required to be obtained by ENERGIEPARK to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed ENERGIEPARK Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of ENERGIEPARK as a whole or which will be granted as of the Closing Date respectiv the Early Close Date.

(h)         Rechtsstreitigkeiten. Gerichtliche Pro- zesse, außergerichtliche Geltendmachungen oder An- klagen durch oder vor einem Gericht oder einer staat- lichen Stelle gegen oder unter Beteiligung des ENERGIEPARKs, die geeignet sind, wesentliche nachteilige Auswirkungen auf den Geschäftsbetrieb oder die Finanzierung vom ENERGIEPARK als Gan- zes zu haben, oder die die Rechtswirksamkeit dieses Vertrags gefährden oder in Frage stellen, sind weder anhängig noch stehen sie bevor. ENERGIEPARK ist Adressat keiner Gerichtsentscheidung, Verfügung oder Anordnung die geeignet ist, wesentliche negative Auswirkungen auf den Geschäftsbetrieb oder die Fi- nanzierung vom ENERGIEPARK in seiner Gesamt- heit zu haben.

(h)         Litigation. There is no action, suit, in- quiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving ENERGIEPARK which is likely to have a material adverse effect on the business or financial condition of ENERGIEPARK as a whole, or which questions or challenges the validity of this Agreement ENERGIEPARK is not subject to any judgment, order or decree that is likely to have a mate- rial adverse effect on the business or financial condi- tion of ENERGIEPARK as a whole.

(i)         Nichtbestehen bestimmter Verändungen. Der ENERGIEPARK hat nicht:

(i)         Absence of Certain Changes. ENERGIEPARK has not:

1.    Schäden oder Zerstörungen an einem sei-ner Grundstücke oder Vermögensgegenstände (unabhängig, ob oder ob nicht versichert) erlit- ten, die wesentliche nachteilige Auswirkungen auf den Geschäftsbetrieb oder die Finanzierung des ENERGIEPARKs haben oder hat außer- halb des gewöhnlichen Geschäftsbetriebs über wesentliche Grundstücke und Vermögensge- genstände verfügt.

1.    suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2.  Änderungen vorgenommen an seinem Gesellschaftsvertrag, seiner Satzung oder ande- ren Beherrschungsinstrumenten, die nicht im Handelsregister eingetragen sind.

2.  made any change or amendment in its cer- tificate of incorporation or by-laws, or other governing instruments which are not registered with the commercial register;

3.  weitere als die in der Vorbemerkung ge- nannten ENERGIEPARK Geschäftsanteile ausgegeben oder Genussscheine oder sonstige Dividendenscheine und Beteiligungen ausge- geben oder ist  Optionen, Calls, Warrants oder ähnliche Vereinbarungen eingegangen.

3. other than the ENERGIEPARK Shares as set forth in the recitals of this agreement, issued or sold any Equity Securities or other securi- ties, acquired, directly or indirectly, by redemp- tion or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4.  keine Tochtergesellschafter gegründet oder sonstige Beteiligungen an Dritten begrün- det sowie Kapitalanteile oder Mitgliedschafts- rechte an anderen Unternehmungen erworben, mit Ausnahme von German Bio-Energy GmbH.

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business, except German Bio-Energy GmbH;

5. Anleihen ausgegeben oder Verbindlich- keiten (unabhängig ob direkt oder im Wege von Garantien oder anderweitig) begründet oder erworben im Zusammenhang mit jeglicher Form von Anleihen, die wesentlichen nachtei- ligen Einfluss auf den ENERGIEPARK haben.

5. borrowed any funds or incurred, or as- sumed or become subject to, whether directly or by way of guarantee or otherwise, any obli- gation or liability with respect to any such in- debtedness for borrowed money which would have a material adverse impact on ENERGIEPARK;

6. wesentliche Verbindlicheiten (absolut, aufgelaufen, bedingt oder anderweitig) bezahlt, erfüllt oder befriedigt, die außerhalb der ge- wöhnlichen Geschäftsführung lagen.

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the or- dinary course of business;

7. wesentliche Verbindlichkeiten, deren Fäl- ligkeit mehr als 90 Tage nach dem Tag der Entstehung betrug, vorfristig gezahlt.

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. außerhalb der gewöhnlichen Geschäfts- führung wesentliche Verbindlichkeiten gekün- digt oder auf wesentliche Forderung oder Rechte verzichtet.

8. cancelled any material debts or waived

9.     ein Recht zur Nutzung eines wesentlichen Patents,  registrierten Marke oder Urheberrecht oder sonstigen geistigen Eigentums ausgegeben  oder zugelassen, dass es verfällt.

9. disposed of or permitted to lapse any rights to the use of any material patent or regis- tered trademark or copyright or other intellec- tual property owned or used by it;

10.   einen wesentlichen, insbesondere einen technologische wertvollen oder immateriellen Vermögensgegenstand verkauft oder  veräußert oder anderweitig darüber verfügt.

10. sold, transferred or otherwise disposed of any material assets, including without limita- tion technology and intangible assets;

11.   eine allgemeine Erhöhung der Vergütung von Angestellten (beinhaltet auch eine Erhö- hung der Vorsorgeleistungen) gewährt.

11. granted any general increase in the com- pensation of officers or employees (including any such increase pursuant to any employee benefit plan).

(j)              Übereinstimmung mit dem Recht. Die Geschäfte vom ENERGIEPARK werden in Überein- stimmung mit sämtlichen einschlägien Normen und Vorschriften sämtlicher staatlicher Stellen geführt, mit Ausnahme derjenigen, deren Verletzung nicht geeig- net ist, wesentliche nachteilige Auswirkungen auf den Geschäftsbetrieb oder die Finanzierung vom ENERGIEPARK als Gesamtheit zu haben oder eine Zahlung von mehr als $ 2.000 insgesamt auszulösen oder die geheilt werden können. ENERGIEPARK liegt keine privatrechtliche Abmahnung vor, aus der sich gegenwärtige oder vergangene Gesetzesverstöße oder Verfehlungen ableiten ließen. ENERGIEPARK hat alle wesentlichen Lizenzen, Genehmigungen, Anordnungen oder Zustimmungen von den notwendi-gen staatlichen Einrichtungen für die Ausübung seines Geschäftsbetriebs und verstößt auch nicht gegen diese Lizenen, Genehmigungen, Anordnungen oder Zu-stimmungen. Sämtlichen Lizenzen, Genehmigungen, Anordnungen und Zustimmungen sind uneinge-schränkt in Kraft und werden zudem nicht widerrufen oder gekündigt.

(j)              Compliance with Law. The operations of ENERGIEPARK have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or fi- nancial condition of ENERGIEPARK as a whole, or which would not require a payment by EVGI or its Subsidiaries in excess of $ 2,000 in the aggregate, or which have been cured. ENERGIEPARK has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. ENERGIEPARK has all material licenses, permits, orders or approvals from the Gov- ernmental Bodies required for the conduct of its busi- ness, and is not in material violation of any such li- censes, permits, orders and approvals. All such li- censes, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

k)              Eigentumsrechte. ENERGIEPARK ist Eigentümer all derjenigen wesentlichen Grundstücke und Vermögensgegenstände, von denen er es behautet (Grundstücke, persönlich und gemischt, materiell und imateriell), einschließlich alle wesentlichen Grundstü- cke und Vermögensgegenstände, die in dem in diesem Vertrag erwähnten Jahresabschluss aufgeführt sind. Alle Vermögensgegenstände, inklusive Technologie und immaterielle Vermögenswerte, sind frei von mate- riellen Belastungen und, im Fall von Immobilien, nicht Gegenstand etwaiger Belastungen,Wegerechte, Nutzungsbeschränkungen, Ausnahmen, Abweichun- gen, Vorbehalten oder Einschränkungen jeglicher Art, außer (a) Hypotheken- oder Sicherheiten, welche ausweislich der Jahresabschlüsse als Sicherheit für Verbindlichkeiten gestellt wurden, welche sich nicht im Verzug (oder ein anderer Umstand, der mit Mah- nung oder allein durch Zeitablauf oder durch beides, einen Verzug begründet) befinden, (b) Hypotheken- oder Sicherheiten im Zusammenhang mit dem Erwerb von Grundstücken und Vermögensgegenständen, die nach dem Bilanzstichtag der Jahresabschlüsse liegen (wie Hypotheken-und Sicherheiten (beschränkte auf die erworbenen Grunstücke und Vermögensgegen- stände), soweit bei diesen kein Verzug besteht (oder ein anderer Umstand besteht, der mit Mahnung oder allein durch Zeitablauf oder durch beides einen Ver- zug begründet)) und (c) Immobilien, (i) mit abge- schlossenem Eigentumserwerb, sofern deren Wert nicht wesentlich verringert oder die Nutzung des Vermögens nicht beeinträchtigt oder den Betrieb von ENERGIEPARK als Ganzes nicht beeinträchtigen und (ii) bei den aufgrund der Bebauungsrechtslage die gegenwärtige oder künftige Nutzung der Immobilie nicht beeinträchtigt ist und (d) an den Pfandrechte für laufende Steuern bestehen, die noch nicht fällig sind. Das Eigentum und das Vermögen von ENERGIEPARK umfasst alle Rechte, Grundstücke und sonstige Vermögenswerte, die erforderlich sind, um das Geschäft von ENERGIEPARK in allen we-sentlichen Punkten in gleicher Weise zu führen, wie es zum Zeitpunkt dieser Vereinbarung geführt werden konnte.

(k)            Title to Properties. ENERGIEPARK owns all the material properties and assets that it pur- ports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the mate- rial properties and assets reflected in the ENERGIEPARK Financial Statements. All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the ENERGIEPARK Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or any material claims or rights, except in the or- dinary course of business; security interests incurred in connection with the pur- chase of property or assets after the date of such fi- nancial statements (such mortgages and security inter- ests being limited to the property or assets so ac- quired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the prop- erty subject thereto, or impairs the operations of ENERGIEPARK as a whole and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The properties and assets of ENERGIEPARK include all rights, properties and other assets necessary to permit ENERGIEPARK to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

Weitere über die in diesem Vertrag hinausge- hende Garantien oder Gewährleistungen übernimmt keine der Parteien. Sämtliche Rechte und Ansprüche der Parteien darüber hinaus sind ausgeschlossen.

The Parties agree that their respective rights and obligations are limited to the express undertakings made in this agreement, and that no terms, representations, conditions or warranties. Notwithstanding the other provision, no Party shall be liable to any other Party for any economic, commercial, special, exem- plary, indirect, incidental or consequential loss and damages, including damages for loss of business revenue or earnings, loss of profit, loss or use or business stoppage (irrespective of whether the same be characterized as direct or indirect losses), irrespective of whether such liability arises in contract, breach, tort (including negligence and strictly liability), or otherwise.

16. Garantien von EVGI (Representations and Warranties of EVGI)

EVGI garantiert für seine jeweiligen Rechte und An- teile:

EVGI for its respective rights and interests represents and warrants as follows:

(a)            Anteilsinhaberschaft. Im Closing- Zeitpunkt wird der jeweilige Gesellschafter wirtschaft- licher und in die Gesellschafterliste aufgenommer Inhaber der treuhänderischen EVGI Geschäftsanteile. Die treuhänderischen EVGI Geschäftsanteile sind frei von Rechten Dritter, sofern das anzuwende Recht, deutsches, U.S. und Wertpapier- und Börsenrecht, nicht was Abweichendes regelt.

(a)            Ownership of Shares. As of the respec- tive Closing Date, ENERGIEPARKs Shareholder will become the record and beneficial owner of the Es- crowed EVGI Shares. The Escrowed EVGI Shares will be free from claims, liens or other encumbrances, except as provided under applicable international, German, United States and state securities laws.

(b)           Vollständige Einlagenleistung und Kei- ne Nachschusspflicht. Die treuhänderischen EVGI  Geschäftsanteile stellen rechtsgültige Mitgliedschafts- rechte an EVGI dar, sind vollständig eingezahlt und nicht nachschusspflichtig, und EVGI garantiert weiter, dass sie die Ermächtigung hat, diesen Vertrag durch- zuführen und die vereinbarten Verpflichtungen zu erfüllen.

(b)            Fully paid and Nonassessable. The Es- crowed EVGI Shares constitute duly and validly issued ownership interests of EVGI, and are fully paid and nonassessable, and EVGI further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplat- ed hereby;

c)             Errichtung von EVGI. Ermächtigungen. Tochtergesellschaften. EVGI ist eine wirksam ge- gründet, rechtsgültig bestehende und zur Vornahme dieses Geschäfts nach dem Recht des Bundesstaates Nevada zugelassene Gesellschaft mit der uneinge- schränken Befugnis zum Abschluss und zur Durchfüh- rung dieser Vereinbarung und darin enthaltenen Ver- pflichtungen. Der Abschluss und die Durchführung des Vertrags wurde durch alle erforderlichen gesell- schaftsrechtlichen Handlungen authorisiert und dieser Vertrag begründet rechtsgültige und bindende Ver-pflichtungen für EVGI; durchsetzbar und vollstreckbar entsprechend seiner Regelungen. EVGI hat keine Tochtergesellschaften.

(c)            Organization; Authorization. EVGI is a duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execu- tion, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of EVGI and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. EVGI has no subsidiaries.

(d)            Kapitalisierung. Das genehmigte Kapi- tal von EVGI ist eingeteilt in 750.000.000 Stammak- tien im Nennbetrag von $ 0,001, und 100.000.000 Vorzugsaktien. Im Zeitpunkt der Unterzeichnung dieses Vertrags hat EVGI ca. 2.250.592 gezeichnete und im Umlauf befindliche Stammaktien und 75.000 gezeichnete und im Umlauf (nicht eigene Anteile) befindlichen Vorzugsaktien. Im Closing-Zeitpunkt, hat EVGI nicht mehr als 38.000.000 Stammaktien im Umlauf und keine Vorzugsaktien inklusive treuhände- rische EVGI Shares. Keine Aktie wurde anderweitig nach dem US-State or Federal Securities Laws (Wert- papier- und –Börsenrecht) zugelassen. Sämtliche übernommenen und im Umlauf befindlichen Stamm- aktien wurden wirksam übernommen, sind vollständig eingezahlt und es besteht keine Nachschusspflicht und es wurden weder Wandelschuldverschreibungen,  An- teilsoptionen noch anderweitig Titel ausgegeben, die zum Umtausch oder Bezug von Geschäftsanteilen oder gesellschaftergleichen Rechten berechtigten. Das Grundkapital von EVGI ist am over-the-counter bulle- tin board unter dem Zeichen „EVGI“ zum Handel zugelassen. EVGI hat derzeit alle erforderlichen An-träge zur Commission gestellt. EVGI ist keine „Shell“ Gesellschaft im Sinne von Rule 405 der Commission–  also keine Publikumsgesellschaft mit Streubesitz, die kaum über anderes Vermögen  als Geld verfügt.

(d)           Capitalization. The authorized capital stock of EVGI consists of 750,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, authorized. As of the date of this Agreement, EVGI has 2,250,592 shares of common stock issued and outstanding and 75,000 shares of preferred stock issued and outstanding. As of the Closing Date, EVGI shall have no more than 38,000,000 shares of common stock outstanding and no shares of Preferred Stock (including the EVGI Escrowed Shares or any shares required with respect to proposed financings). No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of EVGI are validly is- sued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of EVGI obligating any of EVGI to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement. The Common Stock of EVGI is presently quoted on the over-the- counter bulletin board under the symbol “EVGI”. EVGI is current in all of its required filings with the Commission. EVGI is not a “shell” corporation as defined by Rule 405 promulgated by the Commission.

(e)            Keine Widersprüche zwischen EVGI und Tochtergesellschaften. Weder der Vertragschluss noch die Übertragung der treuhänderischen EVGI Geschäftsanteile wird (i) gegen Gesellschaftsvertrag, Satzung oder sonstige gesellschaftsrechtliche Verein- barungen von EVGI oder deren Tochtergesellschaft verstoßen oder (ii)  eine Verpflichtungs- oder Oblie-genheitsverletzung oder eine Leistungsstörung (oder ein Ereignis, welches, mit Erklärung oder allein durch Zeitablauf oder beidem eine Leistungsstörung) hervor- ruft oder ein Recht zur Beendigung, Anpassung oder Leistungsverweigerung begründt oder die Vertrags- durchführung beschleunigt oder die Fälligkeit einer Verbindlichkeit oder Obligenheit beschleunigt oder Auswirkungen hat auf die Bestellung oder Zwangsbe- stellung von Belastungen auf Grundtstücken oder anderen Vermögensgegenständen EVGI oder deren Tochtergesellschaft, soweit dadurch wesentliche Ver- tragsverhältnis oder wesentliche Zusagen betroffen sind, dessen Partei EVGI oder deren Tochtergesell- schaft ist oder deren Gegenstand Grundstücke oder Vermögensgegenstände EVGI pder deren Tochterge- sellschaft sind oder die Grundstücke oder Vermö- gensgegenstände EVGIS oder deren Tochtergesesell- schaft betreffen oder (iii) gegen Gesetze, Verordnun- gen, Satzungen oder sonstige Rechtsnormen sowie Bescheide, Anweisung oder sonstigen Verwaltungsak- te sowie Urteile, Beschlüsse und sonstigen Entschei- dungen irgend einer staatlichen Institution verstoßen, ausgenommen die unter (i) bis (iii) genannten Verstö- ße haben keinen wesentlichen nachteiligen Auswir- kungen auf den Geschäftsbetrieb oder die Finan- zierugsbedingungen vom EVGI oder deren Tochterge- sellschaft in ihrer jeweiligen Gesamtheit.

(e)            No Conflict as to EVGI and Subsidiar- ies.  Neither the execution and delivery of this Agree- ment nor the consummation of the transactions con- templated herein will (a) violate any provision of the articles of incorporation or organization of EVGI or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accel- erate the performance required by, or excuse perfor- mance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of EVGI or any of its Subsidiaries under, any material agreement or commitment to which any of EVGI, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of EVGI or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regula- tion or rule of any court or other Governmental Body applicable to EVGI or any of its Subsidiaries except, in the case of violations, conflicts, defaults, termina- tions, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of EVGI and its sub- sidiaries, taken as a whole.

(f)             Genehmigungen und Zustimmungn Staatlicher Einrichtungen. Weder Genehmigungen, Zustimmungen oder Zulassungen noch Erklärungen, Anträge oder Registrierungen bei einer staatlichen Einrichtung werden von EVGI im Zusammenhang mit dem Abschluss oder der Durchführung dieses Vertrags oder der Übertragung der treuhänderischen EVGI Shares benötigt.

(f)             Consents and Approvals of Governmen- tal Authorities. Except with respect to a Form 8-K and a proposed Registration Statement on Form S-1 filing with the US Securities and Exchange Commission, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by EVGI in connec- tion with the execution, delivery and performance of this Agreement by EVGI or the consummation of the transactions contemplated herein.

(g)            Sonstige Zustimmungen. Weder der Ab- schluss noch die Durchführung des Vertrags noch die Übertragung der treuhänderischen EVGI Shares be- darf der Zustimmung eines Dritten, insbesondere nicht der Zustimmung von Leasingpartnern oder änlichen Vereinbarungen und Finanzierungszusagen; ausge- nommen jedoch solche Zustimmungen, deren Fehlen keine wesentlichen nachteiligen Auswirkungen auf den Geschäftsbetrieb oder die Finanzierung von EVGI in seiner Gesamtheit haben.

(g)           Other Consents. No consent of any Per- son is required to be obtained by EVGI to the execu- tion, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of EVGI.

(h)            Rechtsstreitigkeiten. Gerichtliche Pro- zesse, außergerichtliche Geltendmachungen oder An- klagen durch oder vor einem Gericht oder einer staat- lichen Stelle gegen oder unter Beteiligung von EVGI, die geeignet sind, wesentliche nachteilige Auswirkun- gen auf den Geschäftsbetrieb oder die Finanzierung von EVGI als Ganzes zu haben, oder die Rechtswirk-samkeit dieses Vertrags gefährden oder in Frage stel- len, sind weder anhängig noch stehen sie bevor. EVGI ist nicht Adressat einer Gerichtsentscheidung, Verfü- gung oder Anordnung, die geeignet ist, wesentliche negative Auswirkungen auf den Geschäftsbetrieb oder die Finanzierung von EVGI in seiner Gesamtheit zu haben.

h)            Litigation. There is no action, suit, in- quiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving EVGI or any of its Sub- sidiaries which is likely to have a material adverse effect on the business or financial condition of EVGI and any of its Subsidiaries, taken as whole, or which would require a payment by EVGI or its subsidiaries in excess of $10,000 in the aggregate or which ques- tions or challenges the validity of this Agreement. Neither EVGI nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of EVGI or any of its Subsidiaries, taken as a whole, or which would require a payment by EVGI or its Subsidiaries in excess of $10,000 in the aggregate.

(i)         Nichtbestehen bestimmter Verändungen. Weder EVGI noch deren Tochtergesellschaften haben:

(i)         Absence of Certain Changes. Neither EVGI nor any of its Subsidiaries has:

1.   (i) Schäden  oder Zerstörungen an einem seiner Grundstücke oder Vermögensgegenstän- de (unabhängig, ob oder ob nicht versichert) er- litten, die wesentliche nachteilige Auswirkun- gen auf den Geschäftsbetrieb oder die Finan- zierung von EVGI oder seiner Tochtergesell- schaft in seiner Gesamtheit genommen, oder (ii) hat außerhalb des gewöhnlichen Geschäfts- betriebs über wesentliche Grundstücke und Vermögensgegenstände verfügt.

1. (i) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially ad- verse to the business or financial condition of EVGI and its Subsidiaries, taken as a whole, or (ii) made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. seinen Gesellschaftsvertrag, seine Satzung oder andere Beherrschungsinstrumente geän-dert, die nicht im Handelsregister eingetragen sind.

2. not made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. weitere als die in der Vorbemerkung ge- nannten EVGI Shares ausgegeben oder hat Ge- nussscheine oder sonstige Dividendenscheine und Beteiligungen ausgegeben oder hat Optio- nen, Calls, Warrants oder ähnliche Vereinba- rungen gezeichnet.

3. other than the EVGI Shares as set forth in the recitals of this agreement, issued or sold any Equity Securities or other securities, acquired, di- rectly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any op-tions, warrants, calls or commitments of any kind with respect thereto;

4. keine Tochtergesellschafte gegründet oder sonstige Beteiligungen an Dritten begründet sowie Kapitalanteile oder Mitgliedschaftsrechte an anderen Unternehmungen erworben.

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business except which as set forth in the recitals of this agreement;

5. Anleihen ausgegeben oder Verbindlich- keiten (unabhängig ob direkt oder im Wege von Garantien oder anderweitig) begründet oder erworben im Zusammenhang mit jegli- chen Formen der Anleihe, die wesentlichen nachteiligen Einfluss auf EVGI haben.

5. borrowed any funds or incurred, or as- sumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or lia-bility with respect to any such indebtedness for bor-rowed money which would have a mate- rial adverse impact on EVGI;

6. wesentliche Verbindlicheiten (absolut, aufgelaufen, bedingt oder anderweitig) bezahlt,erfüllt oder befriedigt, die außerhalb der ge-wöhnlichen Geschäftsführung lagen.

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. wesentliche Verbindlichkeiten, deren Fäl- ligkeit mehr als 90 Tage nach dem Tag der Entstehung betrug, vorfristig gezahlt.

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. außerhalb der gewöhnlichen Geschäfts-führung wesendlichen Verbindlichkeiten ge-kündigt oder auf wesentliche Forderung oder Rechte verzichtet.

8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9.  ein Recht zur Nutzung eines wesentlichen Patents,  registrierten Marke oder Urheberrecht oder sonstige geistiges Eigentumsrecht aufge- geben oder zugelassen, dass es verfällt.

9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual prop- erty owned or used by it;

10.   einen wesentlichen, insbesondere einen technologisch wertvollen oder immateriellen Vermögensgegenstand verkauft oder  veräußert oder anderweitig darüber verfügt.

10. sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

11.  eine allgemeine Erhöhung der Vergütung von Angestellten (beinhaltet auch eine Erhö- hung der Vorsorgeleistungen) gewährt.

11. granted any general increase in the compen- sation of officers or employees (including any such increase pursuant to any employee benefit plan);

12. gekauft (oder eine Vertrag oder Bestel- lungen über den Kauf) eine wesentliche Menge von Rohmaterial oder anderen Vorräten; oder verkauft (oder einen Vertrag oder Bestellungen über den Verkauf) eine wesentliche Menge von Grundstücken oder Vermögensgegenständen, ausgenommen (i) Geschäfte innerhalb des ge- wöhnlichen Geschäftsbetriebs (ii) gewöhnliche Verträge und Bestellungen über den Verkauf von Inventar innerhalb des gewöhnlichen Ge- schäftsbetriebs und (iii) sonstige Verträge, Zu- sagen, An- oder Verkäufe innerhalb des ge- wöhnlichen Geschäftsbetriebs.

12. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

13.   Forderungen aus Lieferung und Leistung in einem Umfang von mehr als $ 20,000 voll-ständig abgeschrieben und auch nicht abschrei- en müssen.

13. written off or been required to write off any notes or accounts receivable in an aggregateamount in excess of $20,000;

14.   Forderungen aus Lieferung und Leistung in einem Umfang von mehr als $ 20,000 wert- berichtigt und auch nicht wertberichtigen müs-sen.

14. written down or been required to write down any inventory in an aggregate amount in excess of $ 20,000;

15.   Tarifverhandlungen aufgenommen oder oder einen Tarifvertrag abgeschlossen; oder

15. entered into any collective bargaining or un- ion contract or agreement; or

16.   andere außerhalb des gewöhnlichen Ge- schäftsbetriebs liegende Verbindlichkeiten be-gründet, die entsprechend der Rechnungsle- gungsstandards bilanziert hätten werden müs-sen und einen wesentlichen Einfluss auf denGeschäftsbetrieb oder finanzielle Konditionen von EVGI und deren Tochterunternehmen in ihrer Gesamtheit haben.

16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of EVGI and their subsidiaries taken as a whole.

(j)         Übereinstimmung mit dem Recht. Die Geschäfte von EVGI und deren Tochterunternehmen werden in Übereinstimmung mit sämtlichen ein- schlägien Normen und Vorschriften sämtlicher staatli- cher Stellen geführt, mit Ausnahme derjenigen, deren Verletzung nicht geeignet ist, wesentliche nachteilige Auswirkungen auf den Geschäftsbetrieb oder die Fi- nanzierung von EVGI (oder deren Tochtergesell- schaft) als Gesamtheit zu haben oder eine Zahlung von mehr als $ 2.000 insgesamt auszulassen oder welche, die geheilt werden können. EVGI (oder deren Tochterunternehmen) liegen keine Erklärungen vor, aus denen sich gegenwärtige oder vergangene Geset- zesverstöße oder Verfehlungen ableiten ließen. EVGI (oder deren Tochterunternehmen) hat alle wesentli- chen Lizenzen, Genehmigungen, Anordnungen oder Zustimmungen von den notwendigen staatlichen Ein- richtungen für die Ausübung ihres Geschäftsbetriebs und verstößt auch nicht gegen diese Lizenen, Geneh- migungen, Anordnungen oder Zustimmungen. Sämtli- chen Lizenzen, Genehmigungen, Anordnungen und Zustimmungen sind uneingeschränkt in Kraft und zudem nicht widerrufen oder gekündigt.

(j)         Compliance with Law. The operations of EVGI and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not like- ly to have a material adverse effect on the business or financial condition of EVGI and its Subsidiaries, taken as a whole, or which would not require a payment by EVGI or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither EVGI nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. EVGI and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, per- mits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(k)        Eigentumsrechte. EVGI ist Eigentümer von keinerlei Grundstücke und Vermögensgegenstän- de.

(k)         EVGI owns no properties and assets (real, personal and mixed, tangible and intagible).

17. Erklärungen (Notices)

Sämtliche Erklärungen, die nach diesem Vertrag ge- genüber einer der Parteien zu erfolgen haben, sollen schriftlich (inklusive e-Mail und Fax) und ausschließ- lich über die nachfolgenden Adressen, sofern per Brief, Einschreiben oder eine andere Versandart, er- folgen:

Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing (including email and fax) and shall be conclu- sively deemed to have been received by the party at its address, if mailed, postage prepaid, mail, registered, return receipt requested, to the following addresses:

An den ENERGIEPARK, die Gesellschafter oder Frau Gerlach:

If to ENERGIEPARK, the Shareholder or Ms Gerlach at:

Energiepark Süptitz GmbH
z.H.: Matthias Tanzer oder Thomas Gerlach
Am Gewerbepark 6
04860 Dreiheide OT Süptitz
Germany

With a copy to:
Böhret · Lindstedt · Sehmsdorf & Partner
z.H. Rechtsanwalt M. Seeboth
Maxstraße 8
01067 Dresdern
Germany
m.seeboth@boehret-lindstedt-sehmsdorf.de
Telephone: 0049 (351) 866 850
Facsimile: 0049 (351) 866 8555

An EVGI:                                                                         If to EVGI at:
Eco Ventures Group Inc.
ATTN: Randall Lantham, Esq.

7432 East State Road 50, Suite 101, Groveland, FL 34736
USA
Email: rjlanham@mac.com

Eine Kopie an:                                                                         With a copy to:
Cutler Law Group
3355 West Alabama, Suite 1150
Houston, TX 77098
Attn:  M. Richard Cutler
Telephone:  (713) 888-0040
Facsimile:  (800) 836-0714

18.   Nachfolger (Successors)

Dieser Vertrag findet auch auf die Rechtsnachfolger der Parteien, wie Erben und sonstige Nachfolger An- wendung.

This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and suc- cessors and assigns of the parties.

19. Rechtswahl und Verhältnis deutscher und englischer Text (Choice of Law.

Die Rechtsbeziehung zwischen EVGI und deren Ge- sellschaftern unterliegt dem Recht des Staates Florida und dem Securities Law und den Regularien der USA. Darüber hinaus unterliegen dieser Vertrag, sein Zu- standekommen und sein Inhalt deutschem Recht und soll auch nach deutschem Rechtsverständnis ausgelegt werden. Die beigefügte englische Fassung dient nur der Information und ist nicht Bestandteil des Rechts- geschäftes. Im Falle von Abweichungen zwischen der deutschen und der englischen Fassung gilt daher nur die deutsche Fassung.

The corporate laws of the State of Florida and the Securities law and regulations of the U. S. A shall govern all issues concerning the relative rights of the Purchaser and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the Federal Republic of Germany, without giving effect to any choice of law or conflict of law provision or rule. The English version of this text serves only for information and is not part of this legal transaction. Therefore, in the event of any inconsisten- cy between the German and the English version, only the German version shall apply.

20.  Abschriften (Counterparts)

Der Notar soll eine Kopie der geänderten Gesellschaf- terliste sowie eine beglaubigte Abschrift dieser Ur- kunde an die Parteien senden und an

Notary shall deliver a copy of the amended Share- holders’ list a copy of this notarial deed to the parties and to:
Böhret · Lindstedt · Sehmsdorf & Partner
z.H. Rechtsanwalt M. Seeboth
Maxstraße 8
01067 Dresdern
Germany
m.seeboth@boehret-lindstedt-sehmsdorf.de
Telephone: 0049 (351) 866 850
Facsimile: 0049 (351) 866 8555

Cutler Law Group
3355 West Alabama, Suite 1150
Houston, TX 77098
Attn:  M. Richard Cutler
Telephone:  (713) 888-0040
Facsimile:  (800) 836-0714

21.  Vertraulichkeit (Confidential Information) Der Inhalt dieses Vertrages sowie der Inhalt aller Verhandlungen sind von den Parteien vertraulich zu behandeln. Verkäufer und Käufer werden gemeinsam Zeitpunkt und Inhalt einer Pressemitteilung abstim- men. Sonstige Mitteilungen an die Öffentlichkeit, an Dritte oder an irgendwelche Behörden sind nur nach gemeinsamer vorheriger Abstimmung vorzunehmen, vorbehalten bleiben zwingende gesetzliche Informa- tions- und Auskunftspflichten; diese gehen der Ab- stimmungspflicht vor.

Each of ENERGIEPARK and EVGI hereby acknowl- edges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to cus- tomers, unpublished list of names, and all information relating to order processing, pricing, cost and quota- tions, and any and all information relating to relation- ships with customers, is considered confidential in- formation, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”).  Any disclosure of any Confidential Information by any party hereto, its em- ployees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confi- dence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement.  Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

22. Einheitlicher Vertrag und bisherige Absprachen (Entire Agreement) Dieser Vertrag und seine Anlagen stellen den voll- ständigen Vertrag und das gemeinsame Verständnis der Parteien von dem Rechtsgeschäft dar und werden insgesamt als Vertrag bezeichnet. Nebenabreden wur- den nicht getroffen. Darüber hinaus ersetzt dieser Vertrag sämtliche vorher getroffenen Absprachen und Vereinbarungen dies Rechtsgeschäft betreffend.

This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understand- ing, promise, inducement, statement of intention, representation, warranty, covenant or condition, writ- ten or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written state- ments, certificates, or other documents delivered pur- suant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, war- ranty, covenant or condition not so set forth.

23. Kosten (Costs and Expense)

Ausgenommen abweichender Regelungen, wird jede Partei ihre im Zusammenhang mit der Entstehung dieses Vertrags entstandenen Kosten tragen. Die Par- teien werden sich gegenseitig von der Inanspruch- nahme durch Dritte im Zusammenhang mit der Ent- stehungn dieses Vertrags freistellen.

Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

24.  Rechtsverfolgungskosten (Attorney’s Fees) Sollte irgendein Rechtsstreit zwischen den Parteien im Zusammenhang mit diesem Vertrag entstehen, soll die obsiegende Partei berechtigt sein, die angemessenen Rechtsverfolgungskosten erstatten zu bekommen.

Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attor- ney’s Fees and Costs.

25. Vermittler (Finders)

ENERGIEPARK und EVGI garantieren, dass weder gegenüber einem Makler noch anderen Vermittlern, die für ENERGIEPARK oder EVGI im Zusammen- hang mit dieser Transaktion tätig geworden sind, Provisionsansprüche offen sind, mit Ausnahme von denengegenüber Herrn Bernhard Mayer.

ENERGIEPARK and EVGI represents and warrants that there are no finders or other parties which have represented ENERGIEPARK or EVGI in connection with this transaction which have not received appro- priate compensation, except Mr. Bernhard Mayer.

26. Keine öffentlichen Verlautbarungen (No Public Announcements)

Keine der Parteien soll irgendwelche öffentlichen Äußerungen oder Presseeklärungen in Bezug auf die hierin geregelte Transaktion vornehmen, ohne zuvor das schriftliche Einverständnis von ENERGIEPARK und EVGI eingeholt zu haben; unabhängig davon ob EVGI ein Adhoc-Meldung (8-K- Form) abgegeben hat. Es wird vereinbart, dass ENERGIEPARK an einer Presseerklärung von EVGI mitwirken soll. Sofern ENERGIEPARK diese Mithilfe innerhalb von 24 Stunden nach einer Anfrage unterlässt, darf EVGI die Erklärung ohne Mitwirkung abgeben.

None of the Parties hereto shall make any public an- nouncements or press releases with respect to the transactions contemplated herein without the prior written consent of ENERGIEPARK and the EVGI, provided however, EVGI is permitted to file a Form 8- K.  It is hereby agreed that ENERGIEPARK will cooperate and respond to a press release from the EVGI.  If ENERGIEPARK fails to respond within 24 hours of the request than the EVGI may proceed with the release.

27. Abtretung, Gerichtsstand, SchiedsgerichtsvereinbarungKosten, Steuern (Assignments, Jurisdiction, Mandatory Binding Arbitration Costs, Taxes)

(a)        Eine Abtretung von Forderungen und Rechten aus dieser Vereinbarung ist ohne vorherige schriftliche Zustimmung des anderen Vertragsteils nicht wirksam.

(a)       The assignment of rights or claims un- der this Agreement shall not be effective without the prior written consent of the other party.

(b)        Gerichtsstand für alle aus diesem Ver- trag entstehenden Streitigkeiten ist, soweit gesetzlich zulässig, Frankfurt am Main.

(b)         Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Frankfurt am Main, Feder- al Republic of Germany.

(c)         Schiedsgerichtsvereinbarung. Nach Durchführung eines Vermittlungsverfahrens, sind alle Streitigkeiten, die sich im Zusammenhang mit diesem Vertrag oder über seine Gültigkeit ergeben (inklusive alle Streitigkeiten vor und nach dem Closing und Early Close sowie seiner Beendigung), werden nach der Schiedsgerichtsordnung der Deutschen Institution für Schiedsgerichtsbarkeit e.V. (DIS) unter Ausschluss des ordentlichen Rechtsweges endgültig entschieden. Die Entscheidung des Schiedsgremiums wird hiermit als endgültig und bindend für beide Parteien ander- kannt. Der Ort des Schiedsverfahrens ist Frankfurt am Main, Bundesrepublik Deutschland. Der Kläger ist verpflichtet, einen Schiedsrichter zu benennen. Der Beklagte ist verpflichtet, innerhalb von 15 Tage nach Zustellung der Benennungserklärung des Klägers einen Schiedsrichter zu bennen. Sollte eine Partei die Bennungsklärung nicht oder nicht fristgerecht abge- ben, so hat das Gericht einen neutralen Schiedsrichter mit mindestens zehnjähriger Erfahrung in den Berei-chen Gesellschafts- und Wirtschaftsrecht zu benennen. Der dritte Schiedsrichter, der eine mindestens zehnjäh- rige Erfahrung in den Bereichen Gesellschafts- und Wirtschaftsrecht haben sollte und dem Schiedsgerichts vorsitzen wird, wird von den beiden bis dahin benann- ten Schiedsrichtern benannt.

c)         Mandatory Binding Arbitration. Not prior to proceeding the Dispute Resolution set forth herunder any and all disputes, controversies or claims (including any and all disputes, controversies, and claims between the Parties before and after Closing and the termination of this Agreement) arising out of or relating to this Agreement, or the making, perfor- mance, or interpretation thereof, including the issues of fraud, misrepresentation, rescission, reformation, and revocation in connection with these Agreement or their validity shall be finally settled according to the Arbitration Rules and the Supplementary Rules for Expedited Proceedings of the German Institution of Arbitration e.V. (DIS), then existing, without recourse to the ordinary courts of law. The decision of the arbi- trator shall be final and binding on both Parties, who hereby agree to comply herewith. The arbitration shall take place in Frankfurt am Main, Federal Repuplic of Germany. The claimant shall nominate an arbitrator. The respondent shall nominate an arbitrator within a period of 15 days from the receipt of the notification of the nomination made by the claimant. If a party fails to nominate an arbitrator, the Court shall choose a neutral arbitrator, with at least ten (10) years experi- ence in corporate and business law. The third arbitra- tor, with at least ten (10) years experience in corporate and business law and who will act as president of the arbitral tribunal, shall be appointed by both nominated co-arbitrators.

(d)        Vermittlungsverfahren. Die Parteien müssen bei auftretenden Streitigkeiten im Zusammen- hang mit diesem Vertrag die andere Partei zu Vermitt- lungsgesprächen auffordern. Diese Aufforderung hat per Email zu erfolgen und hat mit einer Frist von min- destens 10 Werktagen, beginnend mit Ablauf des Tages in dem die Aufforderung erfolgte, einen Termin für eine um 10:00 Uhr (Eastern Standard Time) be-ginnendes Vermittlungsgespräch zu setzen. Sollten die Parteien nicht innerhalb von 5 Tagen nach Beginn desVermittlungsgesprächs die Streitigkeiten beigelegt haben, sind die Parteien berechtigt entsprechend der o.g. Schiedsgerichtsvereinbarung zu verfahren.

(d)         Dispute Resolution prior to Arbitration. Notice of demand for a meeting of the Parties to dis- cuss and settle a dispute arising out of this Agreement may be given by any Party. Such notice shall be in writing via electronic mail, and shall set a date no less than ten (10) business days from the date of the Notice of Meeting on which the Parties shall meet commenc- ing at 10:00 am Eastern Standard Time. The meeting may take place telephonically or via other electronic means. If within five (5) days after the date of the meeting the Parties have not resolved their dispute(s) then the Parties shall proceed to binding arbitration hereunder.

(e)         Die Gesellschaft verfügt nach Angabe über Grundbesitz.

(e)         ENERGIEPARK has real estate.

28. Gesellschafterbeschlüsse (Shareholders Resolutions)

Unter Verzicht auf alle Formen und Fristen treten die Erschienenen zu 1. und2. zu einer Gesellschafterver- sammlung der Energiepark Süptitz GmbH zusammen und beschließen:

EVGI will conduct a Board of Directors meeting of the Company with all Directrs present, thereby waiv- ing adherence to all requirements as to form and time, and resolve the following:

(a)         Der Teilung des Geschäftsanteils Nr. 1 des Gesellschafters Thomas Gerlach im Nennbetrag von € 25.000 in

-          Geschäftsanteil Nr. 1.1 miteinem Nennbetrag                                             € 13.592;

-          Geschäftsanteil Nr. 1.2 miteinem Nennbetrag                                              € 5.070.

-          Geschäftsanteil Nr. 1.3 miteinem Nennbetrag                                              € 6.338.

wird hiermit zugestimmt. Vorsorglich wird die ent- sprechende Teilung erklärt.

(a)         The division of the Share number 1, par value € 25.000, hold by Thomas Gerlach into

-      Share number 1.1 par value                                              € 13.592;

-      Share number 1.2 par value                                                € 5.070.

-      Share number 1.3 par value                                                € 6.338.

is herewith consented to.

(b)         Der Teilung des Geschäftsanteils Nr. 3 des Gesellschafters Matthias Tanzer im Nennbetrag von € 25.350 in

-    Geschäftsanteil Nr. 3.1 miteinem Nennbetrag              € 13.942;

-    Geschäftsanteil Nr. 3.2 miteinem Nennbetrag              € 5.070.

-    Geschäftsanteil Nr. 3.3 miteinem Nennbetrag              € 6.338

wird hiermit zugestimmt. Vorsorglich wird die ent- sprechende Teilung erklärt.

(b)         The division of the Share number 3, at a par value of € 25.350, hold by Matthias Tanzer into

-      Share number 3.1 par value                                              € 13.942;

-      Share number 3.2 par value                                                € 5.070.

-      Share number 3.2 par value                                                € 6.338.

is herewith consented to and declared.

(c)         Der Notar ist gesetzlich verpflichtet, unmittelbar nach Wirksamkeit der Geschäftsanteilsab- tretungen eine Liste der Gesellschafter, die die Verän- derungen aus der vorliegenden Urkunde berücksich- tigt, beim Handelsregister einzureichen und er muss diese Liste auch dem Geschäftsführer übermitteln.

(c)         Notary is legally bound to file an amended Shareholders’ list pursuant to the assignment to the Commercial Register and to the management of the Company immediately after the assignment set forth herein become into effect

29. Hinweise, Belehrungen, Schlußbestimmungen

Der Notar hat die Erschienen auf folgendes hingewiesen:

The Notary public cautioned the parties as follows:

Der Notar hat die Beteiligten auf die Risiken ungesicherter Vorausleistungen hingewiesen und nach deutschem Recht übliche Gestaltungen zu deren Ver- meidung erläutert. Die Beteiligten bestanden aber auf Beurkundung wie geschehen. Der Notar hat ferner darauf hingewiesen, dass er die Existenz, die Rechts- und Vertretungsverhältnisse der EVGI nicht prüfen konnte. Alle Vertragsbeteiligten befreien den beur- kundenden Notar von dieser Prüfung. Die Beteiligten werden sich vor Abgabe der „Closing-Erklärung“ und/oder der „Early-Close-Erklärung“ selbst vergewis- sern, dass die Genehmigungserklärung und weitere zum Zustande kommen und zum Vollzug dieser Ur- kunde nötigen Handlungen und Erklärungen von den hierzu befugten Organen bzw. Personen vorgenom- men worden sind. Die Genehmigungserklärung der EVGI werden die Beteiligten selbst herbeiführen.

The Notary public cautioned the parties that unsecured performances are risky and that usual con- tractual provisions can protect from this risks. The Parties insist on notarization instead. The notary pub- lic cautioned the parties furthermore, that he ist not able to verify the existenz, the good standing and the authorization to representing of EVGI. All parties release the notary from the obligation to verify. The parties shall verify by themselves prior to delivering the “Escrowed Closing Note” and the “Escrowed Early Close Note” that all powers of attorney, consent, approval or authorization are required to be made or obtained in connection with the execution, delivery and performance of this agreement or the consummation of the saleare granted by a person with full corpo- rate power and authority. The Parties will obtain the approval of EVGI by themselves.

Ein dem Grundbuch vergleichbares Register von GmbH-Geschäftsanteilen gibt es nicht. Der Notar trifft keine amtlichen Feststellungen darüber, ob dem Veräußerer die abgetretenen Geschäftsanteile zustehen und ob diese lastenfrei sind.

It does not exist a comparable register of lim- ited liability company-shares like the state land regis- ters. The notary does not issue any governmental certificate about whether the transferred shares owned by seller and whether they are unencumbered.

Ein gutgläubig lastenfreier Erwerb von Ge- schäftsanteilen ist nur unter besonderen Voraus- setzungen möglich, so dass der Erwerber auf die Rich- tigkeit und Vollständigkeit der Angaben des Veräuße- rers angewiesen ist.

A good faith and/or unencumbered aquisition of shares is only permitted by special legal conditions, therefore the purchaser is dependant upon the accu- rateness and completeness of the informations given by seller.

Für etwaige nicht erbrachte Geldeinlagen und für etwaige Fehlbeträge nicht vollwertig geleisteter Sacheinlagen des Veräußerers und aller anderen Ge¬sellschafter haftet der Erwerber neben dem Ver- äußerer unbeschränkt; dies gilt insbesondere auch für den Fall, dass eine Stammeinlage nicht ordnungsge- mäß erbracht wurde, zum Beispiel eine Bareinlage durch (verdeckte) Sacheinlage.

If the Shares in GmbH are not fully paid yet or if the value of contributions in kind is lesser than agreed seller and every other shareholders ist bound to the payments in resprect of such existing deficits; this is particularly in case, that the contributions has not been duly made, for example a cash contribution by (hidden ) contribution in kind.

Der Notar hat keinerlei steuerliche Beratung übernommen; er hat empfohlen, vor Beurkundung anderweitig steuerlichen Rat in Anspruch zu nehmen.

The notary public cautioned the parties that he has not given tax advice in respect to the above read agree- ment and he adviced that the parties shall search sepa- rate advice on tax issues involved therein.

Der Notar erläuterte, dass jeder Urkunds- beteiligte unabhängig von den internen Vereinbarun- gen in der heutigen Urkunde für alle Register- und Notarkosten sowie Steuern in voller Höhe, also nicht nur anteilsmäßig, haftet.

Notary public adviced that the parties are joint- ly and severally liable, by law, for all Costs of register and notary and tax in full and not only pro rata.

Diese Niederschrift wurde den Erschienenen vom Notar vorgelesen, von ihnen genehmigt und so- dann von ihnen und dem Notar wie folgt eigenhändig unterschrieben.

Read out aloud, approved and IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Dated:                                 ECO VENTURES GROUP, INC.

By:         Matthias Seeboth

Dated:                                 ENERGIEPARK SÜPTITZ GMBH

By:        Thomas Gerlach

Dated:                                 MATTHIAS TANZER

By:        Thomas Gerlach

Dated:                                 ODETTE GERLACH

Dated:                                 THOMAS GERLACH

Verzeichnis der Anlagen
(Table of Exhibits)

Anlage A  Gesellschafterliste der Gesellschaft
(Shareholders’ list of Company)

Anlage B Financial Report von EVGI zum 28.02.2012 (Financial Report of EVGI as of February 28, 2011

Anlage C  Liste der zugunsten der Gesellschaft übernommenen Haftungsverhältnisse
(List of sureties, guarantees and other commitments)